As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0434915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8123 InterPort Blvd., Suite C
Englewood, CO 80112
(800) 680-7412

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Pomeroy
Chief Executive Officer
XTI Aerospace, Inc.
8123 InterPort Blvd., Suite C
Englewood, CO 80112
Tel: (800) 680-7412

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Nimish Patel, Esq.

Blake J. Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Ave., 25th Floor
New York, NY 10022

Tel: (212) 509-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering on this registration statement an aggregate of $54,771,837.67 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-256827), originally filed on June 4, 2021 and declared effective on June 17, 2021 (the “Prior Registration Statement”). Filing fees of $5,975.60 were previously paid with respect to the Unsold Securities. Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”) and (ii) December 14, 2024, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.

Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Registrant may file a pre-effective amendment to this registration statement to update the amount of unsold securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such unsold securities under this registration statement. If applicable, such pre-effective amendment shall identify such unsold securities to be included in this registration statement, and the amount of any new securities to be registered on this registration statement.

This registration statement contains two prospectuses:

●	a base prospectus that covers the potential offering, issuance, and sale from time to time of our common stock, preferred stock, subscription rights, units, and warrants in one or more offerings with a total value of up to $250,000,000; and

●	a sales agreement prospectus covering the potential offering, issuance, and sale from time to time of shares of our common stock having an aggregate gross sales price of up to $6,400,000 pursuant to an equity distribution agreement with Maxim Group LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus, which specifies the terms of our common stock to be sold under the equity distribution agreement, immediately follows the base prospectus. The common stock that may be offered, issued, and sold under the sales agreement prospectus is included in the $250,000,000 of securities that may be offered, issued, and sold under the base prospectus. Upon termination of the equity distribution agreement, any portion of the $6,400,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 31, 2024

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $250,000,000 in any combination of common stock, preferred stock, warrants, units and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. We may also authorize one or more free-writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, as well as any documents incorporated by reference carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XTIA.” On May 24, 2024, the closing price of our common stock as reported by the Nasdaq Capital Market was $0.885 per share.

As of May 31, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $41,706,039, based on 11,941,121 shares of outstanding common stock, of which 2,854,838 shares were held by affiliates, and a price of $4.59 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on April 3, 2024. We have sold approximately $7,473,546 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more primary offerings, up to the maximum aggregate dollar amount $250,000,000.

This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

Note Regarding XTI Merger and Reverse Stock Split

On March 12, 2024, XTI Aerospace, Inc. (formerly known as Inpixon), Superfly Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of XTI Aerospace, Inc. (“Merger Sub”), and XTI Aircraft Company, a Delaware corporation (“Legacy XTI”), completed a merger transaction pursuant to that certain Agreement and Plan of Merger (the “XTI Merger Agreement”), dated as of July 24, 2023 and amended on December 30, 2023 and March 12, 2024, whereby Merger Sub merged with and into Legacy XTI with Legacy XTI surviving the merger as a wholly-owned subsidiary of XTI Aerospace (the “XTI Merger”). In connection with the closing of the XTI Merger, our corporate name changed to “XTI Aerospace, Inc.”

Unless otherwise stated or the context otherwise requires, the terms “XTI Aerospace,” “we,” “us,” “our,” and the “Company” refer collectively to XTI Aerospace, Inc., Inpixon GmbH, IntraNav GmbH and, prior to the closing of the XTI Merger, Merger Sub, and after the closing of the XTI Merger, Legacy XTI.

The Company effected a reverse stock split of its outstanding common stock at a ratio of 1-for-100, effective as of March 12, 2024, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2) and satisfying the bid price requirements applicable for initial listing applications in connection with the closing of the XTI Merger. We have reflected the reverse stock split in this prospectus, unless otherwise indicated.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	the risk that we have a limited operating history, have not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and we and our current and future collaborators may be unable to successfully develop and market our aircraft or solutions, or may experience significant delays in doing so;

●	the ability to meet the development and commercialization schedule with respect to the TriFan 600;

●	our ability to secure required certifications for the TriFan 600 and/or any other aircraft we develop;

●	our ability to navigate the regulatory environment and complexities with compliance related to such environment;

●	the risk that our conditional pre-orders (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that we must return the refundable deposits;

●	our ability to obtain adequate financing in the future as needed;

●	our ability to continue as a going concern;

●	emerging competition and rapidly advancing technologies in our industries that may outpace our technology;

●	the risk that other aircraft manufacturers develop competitive VTOL aircraft or other competitive aircraft that adversely affect our market position;

●	customer demand for the products and services we develop;

●	our ability to develop other new products and technologies;

●	our ability to attract customers and/or fulfill customer orders;

●	our ability to enhance and maintain the reputation of our brand and expand our customer base;

●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;

●	our ability to attract, integrate, manage, and retain qualified personnel or key employees;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	the risks relating to long development and sales cycles, our ability to satisfy the conditions and deliver on the orders and reservations, our ability to maintain quality control of our aircraft, and our dependence on third parties for supplying components and potentially manufacturing the aircraft;

●	the risk that our ability to sell our aircraft may be limited by circumstances beyond our control, such as a shortage of pilots and mechanics who meet the training standards, high maintenance frequencies and costs for the sold aircraft, and any accidents or incidents involving VTOL aircraft that may harm customer confidence;

●	general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to increases in inflation rates and rates of interest, supply chain challenges, increased costs for materials and labor, cybersecurity attacks, other lingering impacts resulting from COVID-19, and the Russia/Ukraine and Israel/Hamas conflicts;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to and are required to report, including but not limited to, the SEC;

●	our ability to respond to a failure of our systems and technology to operate our business;

●	the risk that our future patent applications may not be approved or may take longer than expected, and that we may incur substantial costs in enforcing and protecting our intellectual property;

●	impact of any changes in existing or future tax regimes;

●	our ability to use the proceeds from this offering as discussed in the section entitled “Use of Proceeds”;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in two very competitive and rapidly changing industries. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

The Company

Following the closing of the XTI Merger, we are primarily an aircraft development company. We also provide real-time location systems (“RTLS”) for the industrial sector, which was our focus prior to the closing of the XTI Merger. Headquartered in Englewood, Colorado, XTI Aerospace is developing a vertical takeoff and landing (“VTOL”) aircraft that is designed to take off and land like a helicopter and cruise like a fixed-wing business aircraft. We believe our initial configuration, the TriFan 600, will be one of the first civilian fixed-wing VTOL aircraft that offers the speed and comfort of a business aircraft and the range and versatility of VTOL for a wide range of customer applications, including private aviation for business and high net worth individuals, emergency medical services, and commuter and regional air travel. Since 2013, we have been engaged primarily in developing the design and engineering concepts for the TriFan 600, building and testing a two-thirds scale unmanned version of the TriFan 600, generating pre-orders for the TriFan 600, and seeking funds from investors to enable the Company to build full-scale piloted prototypes of the TriFan 600, and to eventually engage in commercial production and sale of TriFan 600 aircraft.

Our RTLS solution leverages cutting-edge technologies such as IoT, AI, and big data analytics to provide real-time tracking and monitoring of assets, machines, and people within industrial environments. With our RTLS, businesses can achieve improved operational efficiency, enhanced safety and reduced costs. By having real-time visibility into operations, industrial organizations can make informed, data-driven decisions, minimize downtime, and ensure compliance with industry regulations.

Our full-stack Industrial IoT solution provides end-to-end visibility and control over a wide range of assets and devices. It is designed to help organizations optimize their operations and gain a competitive edge in today’s data-driven world. The turn-key platform integrates a range of technologies, including RTLS, sensor networks, edge computing, and big data analytics, to provide a comprehensive view of an organization's operations. We help organizations track the location and status of assets in real-time, identify inefficiencies, and make decisions that drive business growth. Our IoT stack covers all the technology layers, from the edge devices to the cloud. It includes hardware components such as sensors and gateways, a robust software platforms for data management and analysis, and a user-friendly dashboard for real-time monitoring and control. Our solutions also offer robust security features, to help ensure the protection of sensitive data. Additionally, our RTLS provides scalability and flexibility, allowing organizations to easily integrate it with their existing systems and add new capabilities as their needs evolve.

Corporate Strategy

Commercial Aviation

We intend to continue our development of the TriFan 600 by engaging key supply partners, establishing vendors of key components of the full-scale Test Aircraft #1, commissioning and completing trade studies, and completing the development design review of the TriFan 600. We will need additional capital to complete our development of the series of Test Aircraft and beyond and are pursuing multiple alternatives for such funding.

We will continue to develop an internal and external sales and marketing capability to increase awareness of the aircraft and position the Company to continue taking customer orders and deposits. We believe that increasing awareness of the aircraft and demonstrating customer demand through sales orders will enhance the Company’s ability to continue raising capital in the future.

We do not believe we will be able to generate revenues in this commercial aviation segment without successfully completing the certification of the proposed TriFan 600 aircraft. We cannot determine with certainty the timing, duration or the costs necessary to complete the design, development, certification, and manufacturing of our TriFan 600 aircraft due to the inherently unpredictable nature of our research and development activities. Development timelines, the probability of success, and development costs may differ materially from expectations.

Industrial IoT

Since 2019 and post-XTI Merger, our operations have been focused on building and developing our Indoor IntelligenceTM platform to be able to offer a comprehensive range of solutions that allow for the collection of data within workplace environments to delivering insights from that data for, people, places and things. We believe we have positioned the Industrial IoT business as a market leader with a comprehensive suite of products and solutions allowing us to help organizations enhance the visitor and employee experience with actionable indoor intelligence making them smarter, safer and more secure. We operate and compete in an industry that is characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success will depend on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement solutions that anticipate and respond to rapid changes in technology, the industry, and customer needs.

Corporate Information

We were originally formed in the State of Nevada in April 1999. We have two direct, wholly-owned operating subsidiaries: XTI Aircraft Company, based in Englewood, Colorado (at our corporate headquarters), and Inpixon GmbH (previously Nanotron Technologies GmbH), based in Berlin, Germany. IntraNav GmbH, based in Eschborn, Germany, is an indirect subsidiary of the Company and the wholly-owned subsidiary of Inpixon GmbH.

Our principal executive offices are located at Centennial Airport at 8123 InterPort Blvd., Suite C, Englewood, Colorado 80112. This facility houses our principal executive office, finance, and other administrative activities, although our employees and consultants mostly work remotely. Our engineers are working remotely throughout the United States and Germany. We also sublease office space in Palo Alto, California. Two of our subsidiaries, Inpixon GmbH and IntraNav GmbH, maintain offices in Berlin Germany, and Eschborn, Germany, respectively.

Our telephone number is (800) 680-7412. Our Internet website is www.xtiaerospace.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making any investment decision relating to our securities. For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K and other filings we make with the SEC, which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us in primary offerings under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include working capital, acquisitions, retirement of debt and other business opportunities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities. We cannot estimate precisely the allocation of the net proceeds from these offerings. Accordingly, our management team will have broad discretion in the application of the net proceeds of these offerings, if any.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by the Company in a primary offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The Securities We May Offer

Description of Common Stock

The following summary of the rights of our common stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We have authorized 505,000,000 shares of capital stock, par value $0.001 per share, of which 500,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of May 31, 2024, we had 11,941,121 shares of common stock outstanding. Our authorized but unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XTIA”. On May 24, 2024, the closing price of our common stock as reported by the Nasdaq Capital Market was $0.885 per share. Our stock transfer agent is Computershare Trust Company, N.A., 150 Royall Street, Suite 101, Canton, MA 02021.

Description of Preferred Stock

Our articles of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

●	Impairing dividend rights of our common stock;

●	Diluting the voting power of our common stock;

●	Impairing the liquidation rights of our common stock; and

●	Delaying or preventing a change of control without further action by our stockholders.

Series 4 Preferred Stock

Our board of directors designated 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (the “Series 4 Preferred Stock”). The Series 4 Preferred Stock was originally issued in our public offering of securities consummated on April 24, 2018. As of May 31, 2024, there was 1 share of Series 4 Preferred Stock outstanding convertible into 1 share of common stock.

Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 4 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts will be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion. Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the current conversion price equal to $1,674,000 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $1,674,000.

Beneficial Ownership Limitation. A holder will have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 4 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 4 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Series 5 Preferred Stock

Our board of directors designated 12,000 shares of preferred stock as Series 5 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (the “Series 5 Preferred Stock”). The Series 5 Preferred Stock was originally issued in our rights offering consummated on January 15, 2019. As of May 31, 2024, there were 126 shares of Series 5 Preferred Stock outstanding convertible into 1 share of common stock. Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 5 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 5 Preferred Stock.

Conversion. Each share of Series 5 Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Preferred Stock by a conversion price of $1,123,875 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 5 Preferred Stock will not have the right to convert any portion of the Series 5 Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series 5 Preferred Stock, the holders of the Series 5 Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 5 Preferred Stock.

Dividends. Holders of Series 5 Preferred Stock will be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 5 Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 5 Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 5 Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts will be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 5 Preferred Stock. Shares of Series 5 Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Series 9 Preferred Stock

On March 12, 2024, the Company filed the Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock (as amended, the “Certificate of Designation”), with the Secretary of State of Nevada, designating 20,000 shares of preferred stock, par value $0.001 of the Company, as Series 9 Preferred Stock, which was amended by the Certificate of Amendment to Designations of Preferences and Rights of Series 9 Preferred Stock filed by the Company with the Secretary of State of Nevada on April 30, 2024. Each share of Series 9 Preferred Stock has a stated face value of $1,050.00 (“Stated Value”). The Series 9 Preferred Stock is not convertible into shares of common stock of the Company. As of May 31, 2024, there were 9,052 shares of Series 9 Preferred Stock outstanding.

Each share of Series 9 Preferred Stock will accrue a rate of return on the Stated Value in the amount of 10% per year, compounded annually to the extent not paid, and pro rata for any fractional year periods (the “Preferred Return”). The Preferred Return will accrue on each share of Series 9 Preferred Stock from the date of issuance and will be payable on a quarterly basis, either in cash or through the issuance of an additional number of shares of Series 9 Preferred Stock equal to (i) the Preferred Return then accrued and unpaid, divided by (ii) the Stated Value, at the Company’s discretion.

Commencing on the one-year anniversary of the respective issuance date of each share of Series 9 Preferred Stock, each such share of Series 9 Preferred Stock will accrue an automatic quarterly dividend, based on three quarters of 91 days each and the last quarter of 92 days (or 93 days for leap years), which will be calculated on the Stated Value of such share of Series 9 Preferred Stock, and which will be payable in additional shares of Series 9 Preferred Stock, based on the Stated Value, or in cash as set forth in the Certificate of Designation (each, as applicable, the “Quarterly Dividend”). For the period beginning on the one-year anniversary of the issuance date of a share of Series 9 Preferred Stock to the two-year anniversary of the issuance date of each share of Series 9 Preferred Stock, the Quarterly Dividend will be 2% per quarter in respect of such share, and for all periods following the two-year anniversary of the issuance date of each share of Series 9 Preferred Stock, the Quarterly Dividend will be 3% per quarter in respect of such share.

If at any time while any share of Series 9 Preferred Stock is outstanding, the Company undergoes or enters into a Fundamental Transaction (as defined in the Certificate of Designation), the Company will cause any successor entity in any such Fundamental Transaction in which the Company is not the surviving company, to assume in writing all of the obligations of the Company under the Certificate of Designation. Subject to the terms and conditions in the Certificate of Designation, the Company may, at any time, elect to redeem all, but not less than all, of the shares of Series 9 Preferred Stock issued and outstanding from all of the Series 9 Preferred Stock holders by paying an amount in cash (or, if accepted by the Series 9 Preferred Stock holder, securities or other property of the Company) equal to the Series 9 Preferred Liquidation Amount (as defined in the Certificate of Designation) applicable to such shares of Series 9 Preferred Stock being redeemed. The Series 9 Preferred Liquidation Amount per share is determined as the Stated Value per share plus any accrued but unpaid Preferred Return, and any accrued and unpaid Quarterly Dividend at that time.

The Series 9 Preferred Stock confers no voting rights on its holders, except with respect to matters that materially and adversely affect the rights or preferences of the Series 9 Preferred Stock or such matters specified in the Certificate of Designation that require the consent of holders of at least a majority of the outstanding shares of Series 9 Preferred Stock.

The Certificate of Designation contains certain obligations of the Company, such that until such time as no shares of Series 9 Preferred Stock remain outstanding, the Company and its subsidiaries are required to comply with certain covenants with respect to Fundamental Transactions, the Company’s status as a publicly-traded company and an SEC reporting company, and other matters set forth in the Certificate of Designation, unless otherwise consented to by holders of at least a majority of the outstanding Series 9 Preferred Stock.

Description of Subscription Rights

We may issue subscription rights to purchase shares of our common stock, preferred stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each share of common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the shares of common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Warrants

Warrants to Purchase Common Stock, Preferred Stock

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of common stock or preferred stock at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common stock or preferred stock that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Outstanding Warrants

As of May 31, 2024, there were warrants outstanding to purchase up to a total of 780,529 shares of our common stock, which expire between 2024 and 2029. Each of these warrants entitles the holder to purchase one share of common stock at current prices ranging from $0.12 to $93,656.25 per share.

December 2023 Warrants

On December 19, 2023, pursuant to the terms of warrant inducement letter agreements, each dated December 15, 2023 (the “Inducement Agreements”), by and between us and certain holders (the “Holders”) of then outstanding warrants previously issued by us (the “Existing Warrants”), in consideration for the Holders exercising an aggregate of 491,314 Existing Warrants, we reduced the exercise price of the Existing Warrants and issued the Holders new unregistered warrants (the “December 2023 Warrants”) to purchase up to a number of shares (the “December 2023 Warrant Shares”) of common stock equal to 100% of the number of shares of common stock issued upon exercise of the Existing Warrants. The December 2023 Warrants expire five years from their issuance date. The exercise of the December 2023 Warrants was subject to stockholder approval in accordance with the rules and regulations of the Nasdaq Stock Market, which we obtained at a special meeting of our stockholders held on December 8, 2023 via stockholders’ approval of future issuances of shares of common stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d)). As of May 31, 2024, there were outstanding December 2023 Warrants to purchase up to 491,314 shares of common stock at an exercise price of $5.13 per share.

The December 2023 Warrants contain standard adjustments to the exercise price including for stock splits and reclassifications. The December 2023 Warrants include certain rights upon “fundamental transactions” as described in the December 2023 Warrants. The December 2023 Warrants also include cashless exercise rights to the extent the shares of common stock underlying the December 2023 Warrants are not registered under the Securities Act.

Additionally, under the Inducement Agreements, we agreed to, as soon as practicable (and in any event, on or prior to March 31, 2024), to the extent there is not a registration statement covering the resale of the December 2023 Warrant Shares that is effective under the Securities Act, file a registration statement on Form S-3 (or other appropriate form if we are not then S-3 eligible) providing for the resale by the Holders of the December 2023 Warrant Shares issuable upon exercise of the December 2023 Warrants; to use commercially reasonable efforts to cause such registration statement to become effective no later than the later of (i) 30 days following the filing thereof and (ii) 120 days following the date of the Inducement Agreements; and to keep such registration statement effective at all times until no Holders owns any December 2023 Warrants. In addition to the foregoing, to the extent there is not a registration statement covering the resale of the December 2023 Warrant Shares that is effective under the Securities Act, if at any time following the date of the Inducement Agreements we propose for any reason to register any shares of common stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form) or a shelf registration statement on Form S-3) with respect to an offering of common stock by us for our own account or for the account of any of our stockholders, we agreed, at each such time, to promptly give written notice to the holders of the December 2023 Warrants of our intention to do so and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration statement the resale of all December 2023 Warrant Shares with respect to which we have received written requests for inclusion therein; provided, however, that such piggyback registration rights expire one year after the issuance of the December 2023 Warrants.

Under the terms of the December 2023 Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed either 4.99% or 9.99%, at such holder’s election, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

October 2022 Warrants

On October 18, 2022, we entered into a securities purchase agreement with an institutional investor named therein, pursuant to which, among other things, we issued warrants to purchase up to 38,462 shares of our common stock (the “October 2022 Warrants”), all of which are outstanding as of May 31, 2024. The October 2022 Warrants have an exercise price of $585.00 per share. Each October 2022 Warrant is exercisable for one share of common stock and expires five years from the issuance date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Exercisability. The October 2022 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s October 2022 Warrants to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s October 2022 Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the October 2022 Warrants, provided that any increase in such limitation will not be effective until 61 days following notice to us.

Cashless Exercise. If, at the time a holder exercises its October 2022 Warrants, a registration statement registering the issuance of the shares of common stock underlying the October 2022 Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the October 2022 Warrants.

Transferability. An October 2022 Warrant may be transferred at the option of the holder upon surrender of the October 2022 Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the October 2022 Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for any of the October 2022 Warrants, and we do not expect a market to develop. We have not applied for a listing for any of the October 2022 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the October 2022 Warrants is limited.

Rights as a Stockholder. Except as otherwise provided in the October 2022 Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of October 2022 Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such October 2022 Warrant holders exercise their October 2022 Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the October 2022 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person whereby the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the October 2022 Warrants will be entitled to receive upon exercise of the October 2022 Warrants prior to the occurrence of the fundamental transaction, the kind and amount of securities, cash or other property receivable by a holder of the corresponding amount of shares of common stock for which the warrant is being exercised immediately prior to such fundamental transaction.

Waivers and Amendments. No term of the October 2022 Warrants may be amended or waived without the written consent of the holders of a majority of the then outstanding October 2022 Warrants (based on the number of warrant shares then underlying such October 2022 Warrants), provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) will also be required.

August 2019 Series A Warrants

In connection with an underwriting agreement dated August 12, 2019, we issued Series A warrants to purchase shares of common stock. As of May 31, 2024, there were outstanding Series A warrants to purchase up to 15 shares of common stock at an exercise price of $93,656.25 per share.

Exercisability. The Series A warrants are exercisable at any time after their original issuance and expire on the fifth anniversary of the original issuance date. The Series A warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series A warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. A holder will not have the right to exercise any portion of the Series A warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, up to 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at the time a holder exercises its Series A warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A warrants. In addition, the Series A warrants also provide that, beginning on the earlier of the date that is 30 days after the public announcement of the pricing of these warrants’ offering or the date on which a total of more than 60,000,000 shares of our common stock (subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications) have traded since the public announcement of the pricing of such offering, the Series A warrants may be exercised at the option of the holder on a cashless basis, in whole or in part for all of the shares that would be received upon cash exercise, if on the date of exercise, the volume weighted average price of our common stock is lower than three times the then applicable exercise price per share.

Transferability. Subject to applicable laws, the Series A warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a Series A warrant. In lieu of fractional shares, we will pay the holder, at our election, either an amount of cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exchange Listing. There is no established trading market for the Series A warrants and we do not expect a market to develop. We have not applied for the listing of the Series A warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A warrants is limited.

Fundamental Transactions. If we effect a fundamental transaction, then upon any subsequent exercise of the Series A warrants, the holder thereof will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the Series A warrants are exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another entity; (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another party) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another party whereby such other party or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other party making or party to, or associated or affiliated with the other parties making or party to, such stock or share purchase agreement or other business combination). Any successor to us or surviving entity will assume the obligations under the Series A warrants and will, at the option of the holder, deliver to the holder in exchange for the Series A warrant a security of the successor entity which is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock acquirable and receivable upon exercise of the Series A warrant prior to such fundamental transaction, and with an exercise price which applies the exercise price under the Series A warrant to such shares of capital stock (but taking into account the relative value of the shares of common stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Series A warrant immediately prior to the consummation of such fundamental transaction). In addition, as further described in the Series A warrants, in the event of any fundamental transaction, the holders of the Series A warrants will have the right to require us to purchase the Series A warrants for an amount in cash equal to the value of the Series A warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable fundamental transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable fundamental transaction (determined utilizing a 365 day annualization factor), (C) the underlying price per share used in such calculation will be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction and (ii) the highest VWAP (as defined in the Series A warrant) during the period beginning on the trading day immediately preceding the announcement of the applicable fundamental transaction and ending on the trading day immediately preceding the consummation of the applicable fundamental transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date and (E) a zero cost of borrow (“Black Scholes Value”), provided, however, if the fundamental transaction is not within our control, including not approved by our board of directors, the holders will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value) of the unexercised portion of the Series A warrant, that is being offered and paid to the holders of common stock of the Company in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series A warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A warrant.

Waivers and Amendments. No term of the Series A warrants may be amended or waived without the written consent of the holders of at least two-thirds of the then outstanding Series A warrant (based on the number of warrant shares then underlying such Series A warrants), provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) will also be required.

Assumed Warrants

The following is a brief summary of the material terms of outstanding warrants originally issued by Legacy XTI and assumed by us in connection with the closing of the XTI Merger on March 12, 2024. The exercise prices of such assumed warrants and the number of shares of our common stock issuable upon exercise thereof reflect the application of the XTI Merger exchange ratio pursuant to the terms of the XTI Merger Agreement.

Legacy XTI 2023 Warrants

In May 2023 and July 2023, Legacy XTI issued investors warrants to purchase shares of Legacy XTI common stock (the “Legacy XTI 2023 Warrants”). Notwithstanding the terms of the XTI Merger Agreement, the board of directors of Legacy XTI determined to adjust the exercise price of Legacy XTI 2023 Warrants held by an employee to $5.29, effective as of the closing of the XTI Merger, as bonus consideration in exchange for such employee’s services to Legacy XTI in connection with the XTI Merger. As of May 31, 2024, there were outstanding (i) Legacy XTI 2023 Warrants to purchase up to 2,231 shares of our common stock at an exercise price of $16.81 per share and (ii) Legacy XTI 2023 Warrants to purchase up to 7,764 shares of our common stock at an exercise price of $5.29 per share.

The Legacy XTI 2023 Warrants were immediately exercisable and expire on the five-year anniversary of the initial exercise date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if there is a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, a holder of a Legacy XTI 2023 Warrant will be entitled to receive upon exercise of such Legacy XTI 2023 Warrant, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, that the holder would have received had such Legacy XTI 2023 Warrant been exercised in full immediately before such merger, consolidation or sale.

The Legacy XTI 2023 Warrants are nontransferable except with our consent.

No fractional shares of common stock will be issued in connection with the exercise of a Legacy XTI 2023 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The Legacy XTI 2023 Warrants prohibit the holders thereof from selling or otherwise transferring or disposing any Company securities (other than those securities included in the registration) during a period of up to 180 days following the effective date of the registration statement for a Company underwritten public offering or such shorter period to which the Company or any officer, director or shareholder of the Company, is subject under the terms and conditions of such underwritten public offering. The Legacy XTI 2023 Warrants further provide that the holders thereof agree to execute a market standoff agreement with the underwriters of such public offering in customary form consistent with the foregoing provisions.

Counterparty A Warrant

On February 2, 2022, Legacy XTI entered into a conditional aircraft purchase contract (the “Aircraft Purchase Agreement”) with a regional airline customer (“Counterparty A”) relating to the purchase of 100 TriFan 600 aircraft and in connection therewith, Legacy XTI issued Counterparty A a warrant to purchase shares of Legacy XTI common stock, which was amended as of April 3, 2022 and March 11, 2024 (as so amended, the “Counterparty A Warrant”). The Counterparty A Warrant contains conditional vesting criteria. One-third of the shares represented by the Counterparty A Warrant vested upon the execution and delivery of the Aircraft Purchase Agreement, one-sixth of the shares vested on March 11, 2024, and one-third of the shares will vest upon the acceptance of delivery and final purchase of the first TriFan 600 aircraft by Counterparty A pursuant to the Aircraft Purchase Agreement. One-sixth of unvested shares lapsed on March 12, 2024. The Counterparty A Warrant requires the parties to agree on an initial strategic public and industry announcement within 90 days of March 11, 2024 or such other time as the parties may mutually agree. The Counterparty A Warrant will expire on the earlier of (i) a liquidation event as defined therein and (ii) 5:00 p.m. Pacific time on February 2, 2029. As of May 31, 2024, there were 189,156 shares of our common stock underlying the Counterparty A Warrant at an exercise price of $0.12 per share.

The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if there is a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, the holder of the Counterparty A Warrant will be entitled to receive upon exercise of the Counterparty A Warrant, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, that the holder would have received had the Counterparty A Warrant been exercised in full immediately before such merger, consolidation or sale.

The holder may exercise the Counterparty A Warrant through a cashless exercise, in whole or in part, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Counterparty A Warrant. In addition, any portion of the Counterparty A Warrant that remains exercisable but unexercised will be exercised automatically on a cashless basis to the extent exercisable, upon the expiration date.

The Counterparty A Warrant is nontransferable except with our consent.

No fractional shares of common stock will be issued in connection with the exercise of the Counterparty A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Financing Warrants

From October 2017 to January 2019, Legacy XTI issued investors warrants to purchase shares of Legacy XTI common stock (the “Financing Warrants”) in connection with certain debt financings. As of May 31, 2024, there were outstanding (i) Financing Warrants to purchase up to 10,799 shares of our common stock at an exercise price of $11.21 per share and (ii) Financing Warrants to purchase up to 9,996 shares of our common stock at an exercise price of $16.81 per share.

The Financing Warrants were immediately exercisable and expire on the ten-year anniversary of the initial exercise date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, in case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend), a holder of a Financing Warrant will have the right at any time before the expiration of such Financing Warrant to purchase, at a total price equal to that payable upon the exercise of the Financing Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of common stock as were purchasable by the holder immediately before such reclassification, reorganization, or change.

The Financing Warrants may be transferred at the option of the holder upon surrender of such warrants to us together with the appropriate instruments of transfer.

No fractional shares of common stock will be issued in connection with the exercise of a Financing Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Replacement Warrants

In December 2022, Legacy XTI issued warrants to purchase shares of Legacy XTI common stock (the “Replacement Warrants”) to certain transferees of a former service provider to whom Legacy XTI had previously granted a 10-year warrant to purchase shares of Legacy XTI common stock. As of May 31, 2024, there were outstanding Replacement Provider Warrants to purchase up to 30,792 shares of our common stock at an exercise price of $0.12 per share.

The Replacement Warrants were immediately exercisable upon issuance to the transferees and expire in May 2028. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if the Company consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), a holder of a Replacement Warrant will be entitled to receive, upon exercise of such Replacement Warrant, the number of shares of stock or other securities or property to which a holder of the number of shares of common stock that would otherwise have been deliverable upon exercise of such warrant would have been entitled upon such Reorganization if such Replacement Warrant had been exercised in full immediately prior to such Reorganization.

A holder may exercise the Replacement Warrants through a cashless exercise, in whole or in part, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Replacement Warrants.

The Replacement Warrants may be transferred at the option of the holder upon surrender of such warrants to us together with the appropriate instruments of transfer.

The holders of the Replacement Warrants have certain information rights. The Replacement Warrants provide that we will, at all reasonable times during our normal business hours and upon reasonable notice, permit any authorized representative designated by a holder of a Replacement Warrant to visit and inspect any of our properties, including, without limitation, our books and records (and to make copies and extracts therefrom), and to discuss our affairs, finances and accounts with our officers, for the purposes of monitoring such holder’s investment in Legacy XTI, subject to the confidentiality provisions of that certain letter agreement, dated May 4, 2018, by and between Legacy XTI and the former service provider. In addition, we will provide the holder with such quarterly and annual financial statements and reports as it makes available to the holders of our Preferred Stock whenever such materials are provided to such holders.

Indemnification of Directors and Officers

Section 78.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our articles of incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN INFORMED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

Anti-Takeover Effects of Nevada Law and our Articles of Incorporation and Bylaws

Our articles of incorporation, our bylaws and the Nevada Revised Statutes contain provisions that could delay or make more difficult an acquisition of control of our company not approved by our board of directors, whether by means of a tender offer, open market purchases, proxy contests or otherwise. These provisions have been implemented to enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our board of directors to be in the best interest of our company and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company even if such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

Set forth below is a description of the provisions contained in our articles of incorporation, bylaws and Nevada Revised Statutes that could impede or delay an acquisition of control of our company that our board of directors has not approved. This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and bylaws, forms of each of which are included as exhibits to the registration statement of which this prospectus forms a part.

Authorized But Unissued Preferred Stock

We are currently authorized to issue a total of 5,000,000 shares of preferred stock. Our articles of incorporation provide that the board of directors may issue preferred stock by resolutions, without any action of the stockholders. In the event of a hostile takeover, the board of directors could potentially use this preferred stock to preserve control.

Filling Vacancies

Our bylaws establish that the board shall be authorized to fill any vacancies on the board arising due to the death, resignation or removal of any director. The board is also authorized to fill vacancies if the stockholders fail to elect the full authorized number of directors to be elected at any annual or special meeting of stockholders. Vacancies in the board may be filled by a majority of the remaining directors then in office, even though less than a quorum of the board, or by a sole remaining director.

Removal of Directors

The provisions of our bylaws may make it difficult for our stockholders to remove one or more of our directors. Our bylaws provide that the entire board of directors, or any individual director, may be removed from office at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds of the voting power entitling the stockholders to elect directors in place of those to be removed. Furthermore, according to our bylaws, no director may be removed (unless the entire board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of directors authorized at the time of the directors’ most recent election were then being elected. Our bylaws also provide that when, by the provisions of our articles of incorporation, the holders of the shares of any class or series voting as a class or series are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

Board Action Without Meeting

Our bylaws provide that the board may take action without a meeting if all the members of the board consent to the action in writing. Board action through consent allows the board to make swift decisions, including in the event that a hostile takeover threatens current management.

No Cumulative Voting

Our bylaws and articles of incorporation do not provide the right to cumulate votes in the election of directors. This provision means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. Non-cumulative voting makes it more difficult for an insurgent minority stockholder to elect a person to the board of directors.

Stockholder Proposals

Except to the extent required under applicable laws, we are not required to include on our proxy card, or describe in our proxy statement, any information relating to any stockholder proposal and disseminated in connection with any meeting of stockholders.

Amendments to Articles of Incorporation and Bylaws

Our articles of incorporation give both the directors and the stockholders the power to adopt, alter or repeal the bylaws of the corporation. Any adoption, alteration, amendment, change or repeal of the bylaws by the stockholders requires an affirmative vote by a majority of the outstanding stock of the company. Any bylaw that has been adopted, amended, or repealed by the stockholders may be amended or repealed by the board, except that the board shall have no power to change the quorum for meetings of stockholders or of the board or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the board resulting from the removal by the stockholders. Any proposal to amend, alter, change or repeal any provision of our articles of incorporation requires approval by the affirmative vote of a majority of the voting power of all of the classes of our capital stock entitled to vote on such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for that purpose.

Nevada Statutory Provisions

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law, which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror’s statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter’s rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, warrants or subscription rights on any securities exchange or quotation system. Any such listing with respect to any particular preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after the offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more shares of common stock than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common stock in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with the offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in their report, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Marcum LLP has audited the consolidated financial statements of XTI Aircraft Company as of December 31, 2023 and 2022 and for the two years ended December 31, 2023, included in our Current Report on Form 8-K/A filed with the SEC on May 28, 2024, as set forth in their report, which contains an explanatory paragraph regarding of XTI Aircraft Company’s ability to continue as a going concern, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance upon the reports of Marcum LLP, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at http://www.xtiaerospace.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 16, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as filed with the SEC on May 20, 2024;

●	our Current Reports on Form 8-K, as filed with the SEC on January 3, 2024, February 5, 2024, February 23, 2024, March 15, 2024, April 4, 2024, May 1, 2024, May 10, 2024, May 15, 2024 (other than any portion of the filing that is furnished rather than filed pursuant to Item 7.01), May 29, 2024 and May 31, 2024 and on Form 8-K/A, as filed with the SEC on February 27, 2024 and May 28, 2024; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), prior to the termination or completion of the offerings (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to:

XTI Aerospace, Inc.

Attn: Secretary

8123 InterPort Blvd., Suite C

Englewood, CO 80112

(800) 680-7412

$250,000,000

Common Stock

Preferred Stock

Subscription Rights

Units

Warrants

PROSPECTUS

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 31, 2024

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-256827

PROSPECTUS SUPPLEMENT

(To Prospectus Dated ____, 2024)

Up to $6,400,000

Common Stock

This prospectus supplement, relating to the offer and sale of up to $6,400,000 of shares of our common stock, from time to time, supplements the prospectus supplement, dated July 22, 2022, as supplemented by the prospectus supplement, dated April 18, 2023 and the prospectus supplement, dated June 13, 2023. These sales will be made pursuant to the terms of the Equity Distribution Agreement that we entered into with Maxim Group LLC (“Maxim”), on July 22, 2022, as amended on June 13, 2023, December 29, 2023, May 28, 2024 and May 31, 2024 (the “Equity Distribution Agreement”). In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to approximately $33,800,000 from time to time through Maxim, acting as agent. As of May 31, 2024, we have sold 703,756 shares of our common stock with an aggregate offering price of approximately $27,400,000, leaving an aggregate offering price of up to approximately $6,400,000 remaining under the Equity Distribution Agreement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made in sales deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, including in privately negotiated transactions. Maxim will use its commercially reasonable efforts to sell on our behalf all the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”

Maxim will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds of each sale of shares of our common stock. In connection with the sale of shares of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Our common stock is traded on the Nasdaq Capital Market under the symbol “XTIA.” On May 24, 2024, the last reported sale price of our common stock was $0.885 per share.

As of May 31, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $41,706,039, based on 11,941,121 shares of outstanding common stock, of which 2,854,838 shares were held by affiliates, and a price of $4.59 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on April 3, 2024. We have sold approximately $7,473,546 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement and the accompanying base prospectus form a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page PS-6 of this prospectus supplement, page 6 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is ________________, 2024

TABLE OF CONTENTS

Prospectus Supplement

PS-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form a part of a registration statement on Form S-3 (File No. 333-256827), which was declared effective on June 17, 2021, that we filed with the Securities Exchange Commission (“SEC”) utilizing a “shelf” registration process.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying base prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement and contained or incorporated therein by reference in the accompanying base prospectus. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

On March 12, 2024, XTI Aerospace, Inc. (formerly known as Inpixon), Superfly Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of XTI Aerospace, Inc. (“Merger Sub”), and XTI Aircraft Company, a Delaware corporation (“Legacy XTI”), completed a merger transaction pursuant to that certain Agreement and Plan of Merger (the “XTI Merger Agreement”), dated as of July 24, 2023 and amended on December 30, 2023 and March 12, 2024, whereby Merger Sub merged with and into Legacy XTI with Legacy XTI surviving the merger as a wholly-owned subsidiary of XTI Aerospace (the “XTI Merger”). In connection with the closing of the XTI Merger, our corporate name changed to “XTI Aerospace, Inc.”

In this prospectus supplement, unless otherwise noted, or the context otherwise requires, the terms “XTI Aerospace,” the “Company,” “we,” “us,” and “our” refer to XTI Aerospace, Inc. (formerly known as Inpixon), Inpixon GmbH, IntraNav GmbH and, prior to the closing of the XTI Merger, Merger Sub, and after the closing of the XTI Merger, Legacy XTI.

Note Regarding Reverse Stock Splits

Since July 22, 2022, the Company effected (i) a reverse stock split of its authorized and outstanding common stock, par value $0.001, at a ratio of 1-for-75, effective as of October 7, 2022, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2) and (ii) a reverse stock split of its outstanding common stock at a ratio of 1-for-100, effective as of March 12, 2024, for the purpose of complying with Nasdaq Listing Rule 5550(a)(2) and satisfying the bid price requirements applicable for initial listing applications in connection with the closing of the XTI Merger. We have reflected such reverse stock splits in this prospectus supplement, unless otherwise indicated.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim and any other underwriters have not, authorized anyone to provide you with information that is different. We and Maxim take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our common stock.

PS-ii

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimates,” “expects,” “intends,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying base prospectus and other periodic reports incorporated herein and therein by reference, regarding, among other things:

●	our limited cash and our history of losses;

●	our ability to achieve profitability;

●	the risk that we have a limited operating history, have not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and we and our current and future collaborators may be unable to successfully develop and market our aircraft or solutions, or may experience significant delays in doing so;

●	the ability to meet the development and commercialization schedule with respect to the TriFan 600;

●	our ability to secure required certifications for the TriFan 600 and/or any other aircraft we develop;

●	our ability to navigate the regulatory environment and complexities with compliance related to such environment;

●	the risk that our conditional pre-orders (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that we must return the refundable deposits;

●	our ability to obtain adequate financing in the future as needed;

●	our ability to continue as a going concern;

●	emerging competition and rapidly advancing technologies in our industries that may outpace our technology;

●	the risk that other aircraft manufacturers develop competitive VTOL aircraft or other competitive aircraft that adversely affect our market position;

●	customer demand for the products and services we develop;

●	our ability to develop other new products and technologies;

PS-iii

●	our ability to attract customers and/or fulfill customer orders;

●	our ability to enhance and maintain the reputation of our brand and expand our customer base;

●	our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships;

●	our ability to attract, integrate, manage, and retain qualified personnel or key employees;

●	our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	the risks relating to long development and sales cycles, our ability to satisfy the conditions and deliver on the orders and reservations, our ability to maintain quality control of our aircraft, and our dependence on third parties for supplying components and potentially manufacturing the aircraft;

●	the risk that our ability to sell our aircraft may be limited by circumstances beyond our control, such as a shortage of pilots and mechanics who meet the training standards, high maintenance frequencies and costs for the sold aircraft, and any accidents or incidents involving VTOL aircraft that may harm customer confidence;

●	general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to increases in inflation rates and rates of interest, supply chain challenges, increased costs for materials and labor, cybersecurity attacks, other lingering impacts resulting from COVID-19, and the Russia/Ukraine and Israel/Hamas conflicts;

●	lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to and are required to report, including but not limited to, the SEC;

●	our ability to respond to a failure of our systems and technology to operate our business;

●	the risk that our future patent applications may not be approved or may take longer than expected, and that we may incur substantial costs in enforcing and protecting our intellectual property;

●	impact of any changes in existing or future tax regimes;

●	our ability to use the proceeds from this offering as discussed in the section entitled “Use of Proceeds”;

●	our success at managing the risks involved in the foregoing items; and

●	other factors discussed in this prospectus supplement and the accompanying base prospectus.

These risks are not exhaustive. Other sections of this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in two very competitive and rapidly changing industries. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward looking statements. You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. Except as required by law, we undertake no obligation to update publicly any forward looking statements for any reason after the date of this prospectus supplement or to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward looking statements by these cautionary statements.

PS-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page PS-6 of this prospectus supplement and under similar sections of the accompanying base prospectus and other periodic reports incorporated herein and therein by reference, along with the consolidated financial statements of XTI Aerospace and Legacy XTI and notes to those consolidated financial statements, before making an investment decision.

The Company

Following the closing of the XTI Merger, we are primarily an aircraft development company. We also provide real-time location systems (“RTLS”) for the industrial sector, which was our focus prior to the closing of the XTI Merger. Headquartered in Englewood, Colorado, XTI Aerospace is developing a vertical takeoff and landing (“VTOL”) aircraft that is designed to take off and land like a helicopter and cruise like a fixed-wing business aircraft. We believe our initial configuration, the TriFan 600, will be one of the first civilian fixed-wing VTOL aircraft that offers the speed and comfort of a business aircraft and the range and versatility of VTOL for a wide range of customer applications, including private aviation for business and high net worth individuals, emergency medical services, and commuter and regional air travel. Since 2013, we have been engaged primarily in developing the design and engineering concepts for the TriFan 600, building and testing a two-thirds scale unmanned version of the TriFan 600, generating pre-orders for the TriFan 600, and seeking funds from investors to enable the Company to build full-scale piloted prototypes of the TriFan 600, and to eventually engage in commercial production and sale of TriFan 600 aircraft.

Our RTLS solution leverages cutting-edge technologies such as IoT, AI, and big data analytics to provide real-time tracking and monitoring of assets, machines, and people within industrial environments. With our RTLS, businesses can achieve improved operational efficiency, enhanced safety and reduced costs. By having real-time visibility into operations, industrial organizations can make informed, data-driven decisions, minimize downtime, and ensure compliance with industry regulations.

Our full-stack Industrial IoT solution provides end-to-end visibility and control over a wide range of assets and devices. It is designed to help organizations optimize their operations and gain a competitive edge in today’s data-driven world. The turn-key platform integrates a range of technologies, including RTLS, sensor networks, edge computing, and big data analytics, to provide a comprehensive view of an organization’s operations. We help organizations track the location and status of assets in real-time, identify inefficiencies, and make decisions that drive business growth. Our IoT stack covers all the technology layers, from the edge devices to the cloud. It includes hardware components such as sensors and gateways, a robust software platforms for data management and analysis, and a user-friendly dashboard for real-time monitoring and control. Our solutions also offer robust security features, to help ensure the protection of sensitive data. Additionally, our RTLS provides scalability and flexibility, allowing organizations to easily integrate it with their existing systems and add new capabilities as their needs evolve.

Corporate Strategy

Commercial Aviation

We intend to continue our development of the TriFan 600 by engaging key supply partners, establishing vendors of key components of the full-scale Test Aircraft #1, commissioning and completing trade studies, and completing the development design review of the TriFan 600. We will need additional capital to complete our development of the series of Test Aircraft and beyond and are pursuing multiple alternatives for such funding.

We will continue to develop an internal and external sales and marketing capability to increase awareness of the aircraft and position the Company to continue taking customer orders and deposits. We believe that increasing awareness of the aircraft and demonstrating customer demand through sales orders will enhance the Company’s ability to continue raising capital in the future.

We do not believe we will be able to generate revenues in this commercial aviation segment without successfully completing the certification of the proposed TriFan 600 aircraft. We cannot determine with certainty the timing, duration or the costs necessary to complete the design, development, certification, and manufacturing of our TriFan 600 aircraft due to the inherently unpredictable nature of our research and development activities. Development timelines, the probability of success, and development costs may differ materially from expectations.

Industrial IoT

Since 2019 and post-XTI Merger, our operations have been focused on building and developing our Indoor IntelligenceTM platform to be able to offer a comprehensive range of solutions that allow for the collection of data within workplace environments to delivering insights from that data for, people, places and things. We believe we have positioned the Industrial IoT business as a market leader with a comprehensive suite of products and solutions allowing us to help organizations enhance the visitor and employee experience with actionable indoor intelligence making them smarter, safer and more secure. We operate and compete in an industry that is characterized by rapid technological innovation, changing customer needs, evolving industry standards and frequent introductions of new products, product enhancements, services and distribution methods. Our success will depend on our ability to develop expertise with these new products, product enhancements, services and distribution methods and to implement solutions that anticipate and respond to rapid changes in technology, the industry, and customer needs.

Corporate Information

We were originally formed in the State of Nevada in April 1999. We have two direct, wholly-owned operating subsidiaries: XTI Aircraft Company, based in Englewood, Colorado (at our corporate headquarters), and Inpixon GmbH (previously Nanotron Technologies GmbH), based in Berlin, Germany. IntraNav GmbH, based in Eschborn, Germany, is an indirect subsidiary of the Company and the wholly-owned subsidiary of Inpixon GmbH.

Our principal executive offices are located at Centennial Airport at 8123 InterPort Blvd., Suite C, Englewood, Colorado 80112. This facility houses our principal executive office, finance, and other administrative activities, although our employees and consultants mostly work remotely. Our engineers are working remotely throughout the United States and Germany. We also sublease office space in Palo Alto, California. Two of our subsidiaries, Inpixon GmbH and IntraNav GmbH, maintain offices in Berlin Germany, and Eschborn, Germany, respectively.

Our telephone number is (800) 680-7412. Our Internet website is www.xtiaerospace.com. The information on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not rely on any such information in making any investment decision relating to our securities.

Recent Events

Secured Promissory Notes

On May 1, 2024, we entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Holder”), pursuant to which we issued and sold to the Holder a secured promissory note (the “Note”) in an initial principal amount of $1,305,000, which carries an original issue discount of $290,000 and $15,000 that we agreed to pay to the Holder to cover the Holder’s legal fees, accounting costs, due diligence, monitoring and other transaction costs. The Purchase Agreement provides that we may issue and sell to the Holder up to two additional secured promissory notes upon the satisfaction of certain conditions set forth in the Purchase Agreement. We disclosed the material terms of the Note, the Purchase Agreement and other related transaction documents in a Current Report on Form 8-K filed with the SEC on May 1, 2024.

Pursuant to the terms of the Purchase Agreement, on May 24, 2024, we issued and sold to the Holder an additional secured promissory note (the “Subsequent Note” and together with the Note, the “Notes”) in the initial principal amount of $1,290,000, which carries an original issue discount of $290,000. The terms of the Subsequent Note are identical to the terms of the Note, as described in our Current Report on Form 8-K filed with the SEC on May 1, 2024. The Notes contain customary events of default, accrue interest at a rate of 10% per annum and mature 12 months from their respective issuance date, unless earlier prepaid, redeemed or accelerated in accordance with the terms of the Notes prior to such date. The Notes provide for a default interest rate of 22% per annum.

Preferred Stock Exchanges

Pursuant to the terms and conditions of exchange agreements, dated April 18, 2024, May 2, 2024, May 14, 2024 and May 30, 2024, we issued an aggregate of 1,256,004 shares of common stock to Streeterville Capital, LLC, at an effective price per share between $0.8758 and $2.96 per share, in exchange for the return and cancellation of an aggregate of 2,250 shares of Series 9 Preferred Stock with an aggregate stated value of $2,362,500, in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act.

Warrant Exchange Agreements

On April 30, 2024 and May 1, 2024, we entered into exchange agreements (the “Warrant Exchange Agreements”) with the holders (the “Warrant Holders”) of certain of our then outstanding warrants (the “Existing Warrants”) initially issued on May 17, 2023, which were exercisable for an aggregate of 918,690 shares of our common stock. Pursuant to the Warrant Exchange Agreements, on May 2, 2024, we issued to the Warrant Holders 0.70 shares of common stock for each Existing Warrant, for an aggregate of 643,082 shares of common stock, in exchange for the Existing Warrants (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act. Following the consummation of the Warrant Exchange, the Existing Warrants were cancelled and no further shares are issuable pursuant to the Existing Warrants.

On May 30, 2024, the Company entered into an exchange agreement (the “Warrant Exchange Agreement”) with the holder (the “Warrant Holder”) of certain warrants of the Company (the “Assumed Warrants”) to purchase shares of Common Stock, which Assumed Warrants were originally issued by Legacy XTI and assumed by the Company in connection with the XTI Merger. Pursuant to the terms of the Warrant Exchange Agreement, the Company issued to the Warrant Holder an aggregate of 112,360 shares of Common Stock (the “Warrant Exchange Shares”) in exchange for 192,626 Assumed Warrants (the “Warrant Exchange”), in reliance on an exemption from registration provided by Section 3(a)(9) of the Securities Act. Following the consummation of the Warrant Exchange, the Assumed Warrants were cancelled and no further shares are issuable pursuant to the Assumed Warrants.

THE OFFERING

Common stock to be offered by us pursuant to this prospectus supplement	Shares of our common stock having an aggregate offering price of up to $6,400,000.

Common stock outstanding after this offering(1)

Up to 19,172,759 shares of common stock, assuming sales of 7,231,638 shares of common stock in this offering based on the remaining amount available under the Equity Distribution Agreement at a price of $0.885 per share, which was the closing price of our common stock on the Nasdaq Capital Market on May 24, 2024. The actual number of shares of our common stock issued will vary depending on the sales price under this offering.

Market for common stock	Our common stock is listed on the Nasdaq Capital Market under the symbol “XTIA.”

Manner of offering	Sales of shares of our common stock, if any, will be made pursuant to the terms of the Equity Distribution Agreement between us and Maxim Group LLC. Sales of the shares will be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act. Maxim Group LLC will act as sales agent and will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices. As of May 31, 2024, we have sold 703,756 shares of our common stock with an aggregate offering price of approximately $27,400,000, leaving an aggregate offering price of up to approximately $6,400,000 remaining under the Equity Distribution Agreement. See “Plan of Distribution.”

Use of proceeds	We plan to use the net proceeds from this offering, if any, for general working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page PS-6 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Exclusive sales agent	Maxim Group LLC is acting as the exclusive sales agent in connection with this offering.

(1)	The number of shares of our common stock to be outstanding after this offering is based on 11,941,121 shares of our common stock outstanding as of May 31, 2024, and excludes, as of that date, the following:

●	1,060,033 shares of common stock issuable upon the exercise of outstanding stock options under the Legacy XTI 2017 Employee and Consultant Stock Ownership Plan, having a weighted average exercise price of $18.59 per share;

●	968 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $5,399.91 per share;

●	62,162,899 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	15 shares of common stock issuable upon the exercise of warrants at an exercise price of $93,656.25 per share;

●	38,462 shares of common stock issuable upon the exercise of warrants at an exercise price of $585.00 per share;

●	12,227 shares of common stock issuable upon the exercise of warrants at an exercise price of $16.81 per share;

●	10,799 shares of common stock issuable upon the exercise of warrants at an exercise price of $11.21 per share;

●	7,764 shares of common stock issuable upon the exercise of warrants at an exercise price of $5.29 per share;

●	491,314 shares of common stock issuable upon the exercise of warrants at an exercise price of $5.13 per share;

●	219,948 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.12 per share;

●	28,419 shares of common stock issuable upon the conversion of outstanding convertible notes in the aggregate remaining principal and interest amount of $341,831;

●	623 shares of common stock issuable upon the exercise of outstanding stock options not under the Legacy XTI 2017 Employee and Consultant Stock Ownership Plan or our 2018 Employee Stock Incentive Plan, having an exercise price of $16.81 per share;

●	1 share of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $1,674,000 per share; and

●	1 share of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $1,123,875 per share.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our annual and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and to our Common Stock

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Equity Distribution Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Maxim at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Maxim after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Maxim. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Our failure to maintain compliance with the continued listing requirements of the Nasdaq Capital Market may result in our common stock being delisted from the Nasdaq Capital Market, which could negatively impact the price of our common stock, liquidity and our ability to access the capital markets.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XTIA.” The listing standards of Nasdaq provide that a company, in order to qualify for continued listing, must maintain a minimum stock price of $1.00 and satisfy standards relative to minimum stockholders’ equity, minimum market value of publicly held shares and various additional requirements. If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant negative consequences including:

●	limited availability of market quotations for our securities;

●	a determination that the common stock is a “penny stock” which would require brokers trading in the common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of common stock;

●	a limited amount of analyst coverage, if any; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Delisting from Nasdaq could also result in other negative consequences, including the potential loss of confidence by suppliers, customers and employees, the loss of institutional investor interest and fewer business development opportunities.

In several instances in the past, including as recently as on April 14, 2023, we received written notification from Nasdaq informing us that because the closing bid price of our common stock was below $1.00 for 30 consecutive trading days, our shares no longer complied with the minimum closing bid price requirement for continued listing on Nasdaq under the Nasdaq Listing Rules. Each time, we were given a period of 180 days from the date of the notification to regain compliance with Nasdaq’s listing requirements by having the closing bid price of our common stock listed on Nasdaq be at least $1.00 for at least 10 consecutive trading days.

In order to cure the most recent bid price deficiency and satisfy the bid price requirements applicable for initial listing applications in connection with the closing of the XTI Merger, we effected a 1-for-100 reverse split of our outstanding shares of common stock, effective as of 4:01 p.m., Eastern Time, on March 12, 2024. On March 26, 2024, we were informed by Nasdaq that we had regained compliance with the minimum bid price requirement and that we were back in compliance with the applicable Nasdaq continued listing criteria.

In addition, on April 4, 2024, we received a notification letter from Nasdaq informing us that as a result of Leonard Oppenheim’s resignation from the Board and the Audit Committee on March 31, 2024, we no longer complied with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2), and we were given a cure period in order to regain compliance in accordance with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(c)(4). On May 15, 2024, we received a letter from Nasdaq informing us that, as a result of Tensie Axton’s appointment to the Board and the Audit Committee on May 13, 2024, we have regained compliance with Nasdaq’s independent director and audit committee requirements. Notwithstanding our current compliance with the continued listing requirements of Nasdaq, we can give no assurance that we will be able to satisfy the continued listing requirements of Nasdaq in the future, including, but not limited to, the corporate governance requirements and the minimum closing bid price requirement.

If our shares of common stock lose their status on Nasdaq, we believe that they would likely be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by OTC Markets Group Inc., commonly referred to as the Pink Open Market and we may also qualify to be traded on their OTCQB market (The Venture Market). These markets are generally not considered to be as efficient as, and not as broad as, Nasdaq. Selling our shares on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock or even holding our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our articles of incorporation allows us to issue up to 500,000,000 shares of our common stock, par value $0.001 per share, and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock, par value $0.001 per share. To raise additional capital, we may in the future sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders. In addition, to the extent that outstanding stock options or warrants have been or may be exercised or preferred stock or convertible notes converted or other shares issued, you may experience further dilution.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common stock is delisted, market liquidity for our common stock could be severely affected and our stockholders’ ability to sell their shares of our common stock could be limited. A delisting of our common stock from Nasdaq would negatively affect the value of our common stock. A delisting of our common stock could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

If our common stock becomes subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on the Nasdaq Capital Market, and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

SEC regulations relating to the Baby Shelf Limitation may limit the number of shares we may sell under this prospectus supplement.

Under current SEC regulations, because our public float is currently less than $75 million, and for so long as our public float remains less than $75 million, the amount we can raise through primary public offerings of securities in any twelve-month period using shelf registration statements, including sales under this prospectus supplement, is subject to the Baby Shelf Limitation. As of May 31, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $41,706,039, based on 11,941,121 shares of outstanding common stock, of which 2,854,838 shares were held by affiliates, and a price of $4.59 per share, which was the price at which our common stock was last sold on the Nasdaq Capital Market on April 3, 2024. We have sold approximately $7,473,546 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. If our public float decreases, the amount of securities we may sell under this prospectus supplement will also decrease.

Risks Related to Our Operations

The pre-orders we have received for our aircraft are non-binding, conditional or written expressions of interest and may be terminated at any time prior to execution of a definitive purchase agreement. If these pre-orders are cancelled, modified, delayed or not placed in accordance with the terms agreed with each party, our business, results of operations, liquidity and cash flow will be materially adversely affected.

We have a pre-sales program which includes refundable deposits for TriFan 600 aircraft. Most pre-orders do not include deposits. The deposits we have received do not create an obligation on the part of the customer to purchase an aircraft, and a customer may request the full return of its refundable deposit. Most pre-orders are subject to the execution of a definitive purchase agreement between us and each party that contains the final terms for the purchase of our aircraft, including, but not limited to, the final number of aircraft to be purchased and the timing for delivery of the aircraft. Some or most customers might not transition to non-refundable purchase contracts until prior to aircraft delivery, if at all. Aircraft customers might respond to weak economic conditions or competitive alternatives in the market by canceling orders, resulting in lower demand for our aircraft and other materials, such as parts, services, and training, from which we expect to generate additional revenue. Customers’ request for a return of their refundable deposits could have a material adverse effect on our financial results and/or liquidity, including, but not limited to, the possibility that we may be financially unable to return such deposits.

Our ability to successfully execute our business plan will require additional debt or equity financing, which may otherwise not be available on reasonable terms or at all.

Based on our current business plan, we will need additional capital to support our operations, which may be satisfied with additional debt or equity financings. To the extent that we raise additional capital by issuing equity securities, such an issuance may cause significant dilution to our stockholders’ ownership and the terms of any new equity securities may have preferences over our common stock. Any debt financing that we enter into may involve covenants that restrict our operations. These restrictive covenants may include limitations on additional borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem its stock or make investments. For example, our Series 9 Preferred Stock contains a number of restrictive covenants, as described under “– The terms of the Series 9 Preferred Stock impose additional challenges on our ability to raise capital.” These restrictive covenants could deter or prevent us from raising additional capital as and when needed. In addition, if we raise additional funds through licensing, partnering or other strategic arrangements, it may be necessary to relinquish rights to some of our technologies and proprietary rights, or grant licenses on terms that are not favorable to us. We may also issue incentive awards under our equity incentive plans, which may have additional dilutive effects. We may also be required to recognize non-cash expenses in connection with certain securities we may issue in the future such as convertible notes and warrants, which would adversely impact our financial condition and results of operations.

Our ability to obtain needed financing may be impaired by factors, including the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could affect the availability or cost of future financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may need to reduce our operations by, for example, selling certain assets or business segments.

The terms of the Series 9 Preferred Stock impose additional challenges on our ability to raise capital.

The terms of our Series 9 Preferred Stock contain a number of restrictive covenants that may impose significant operating and financial restrictions on us while the Series 9 Preferred Stock remains outstanding, unless the restrictions are waived by the consent of at least a majority of the outstanding Series 9 Preferred Stock. These restrictions include, but are not limited to, restrictions on our ability to (i) issue or sell any equity securities which result in net proceeds to the Company in excess of an aggregate of $10,000,000, (ii) issue, incur or guaranty any debt (excluding any intercompany debt) or issue any debt or equity securities in any variable rate transaction (which does not include the issuance of shares of common stock in an at-the-market offering, subject to the limitations set forth in the Series 9 Preferred Stock Certificate of Designation), and (iii) create, authorize, or issue, or enter into any agreement to create, authorize, or issue, any class of preferred stock (including additional issuances of Series 9 Preferred Stock).

A breach of the restrictive covenants under the Series 9 Preferred Stock Certificate of Designation could result in an event of default under the Series 9 Preferred Stock Certificate of Designation which may require redemption of the Series 9 Preferred Stock. As a result of these restrictions, we may be limited in how we conduct our business, unable to finance our operations through additional debt or equity financings and/or unable to compete effectively or to take advantage of new business opportunities.

USE OF PROCEEDS

We may offer and sell shares of our common stock having aggregate sales proceeds of up to $6,400,000 from time to time. The amount of proceeds we receive, if any, will depend on the actual number of shares of our common stock sold and the market price at which such shares are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Equity Distribution Agreement with Maxim as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled “Risk Factors—Risks Related to this Offering and to our Common Stock—Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of certain of our securities, which does not purport to be complete and is subject to, and qualified in its entirety by reference to, our organizational documents and the related transaction documents, as applicable, copies of which have been or will be filed or incorporated by reference herein.

Common Stock

Under our articles of incorporation, as amended, we are authorized to issue up to 500,000,000 shares of common stock, par value $0.001 per share. As of May 31, 2024, 11,941,121 shares of common stock were issued and outstanding.

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive pro rata dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our articles of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action.

Series 4 Preferred Stock

Our board of directors designated 10,415 shares of preferred stock as Series 4 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (the “Series 4 Preferred Stock”). The Series 4 Preferred Stock was originally issued in our public offering of securities consummated on April 24, 2018. As of May 31, 2024, there was 1 share of Series 4 Preferred Stock outstanding convertible into 1 share of common stock.

Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 4 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 4 Preferred Stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series 4 Preferred Stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the same amount that a holder of common stock would receive if the Series 4 Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts will be paid pari passu with all holders of common stock.

Dividends. Holders of the Series 4 Preferred Stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series 4 Preferred Stock.

Conversion. Each share of Series 4 Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing the stated value of $1,000 by the current conversion price equal to $1,674,000 per share (subject to adjustment described below). This right to convert is limited by the beneficial ownership limitation described below.

Anti-Dilution Protection. The Series 4 Preferred contain an anti-dilution protection feature, to adjust the conversion price if shares of common stock are sold or issued for a consideration per share less than the conversion price then in effect (subject to certain exemptions), provided, that the conversion price will not be less than $1,674,000.

Beneficial Ownership Limitation. A holder will have no right to convert any portion of Series 4 Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon notice to us, provided that any increase in beneficial ownership limitation will not be effective until 61 days following notice to us and provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder. Holders of Series 4 Preferred Stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Exchange Act, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Exchange Act, any person who acquires Series 4 Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Series 5 Preferred Stock

Our board of directors designated 12,000 shares of preferred stock as Series 5 Convertible Preferred Stock, $0.001 par value with a stated value of $1,000 (the “Series 5 Preferred Stock”). The Series 5 Preferred Stock was originally issued in our rights offering consummated on January 15, 2019. As of May 31, 2024, there were 126 shares of Series 5 Preferred Stock outstanding convertible into 1 share of common stock. Our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the Series 5 Preferred Stock, except as prohibited by the certificate of designation of preferences, rights and limitations of the Series 5 Preferred Stock.

Conversion. Each share of Series 5 Preferred Stock will be convertible at the option of the holder at any time, into the number of shares of our common stock determined by dividing the $1,000 stated value per share of the Series 5 Preferred Stock by a conversion price of $1,123,875 per share. In addition, the conversion price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications. Subject to limited exceptions, a holder of the Series 5 Preferred Stock will not have the right to convert any portion of the Series 5 Preferred Stock to the extent that, after giving effect to the conversion, the holder, together with its affiliates, would beneficially own in excess of 4.99% (subject to adjustment to up to 9.99% solely at the holder’s discretion upon 61 days’ prior notice to us) of the number of shares of our common stock outstanding immediately after giving effect to its conversion.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series 5 Preferred Stock, the holders of the Series 5 Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon conversion in full of the Series 5 Preferred Stock.

Dividends. Holders of Series 5 Preferred Stock will be entitled to receive dividends (on an as-if-converted-to-common-stock basis) in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of common stock.

Voting Rights. Except as otherwise provided in the certificate of designation or as otherwise required by law, the Series 5 Preferred Stock has no voting rights.

Liquidation Preference. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, holders of Series 5 Preferred Stock will be entitled to receive out of our assets, whether capital or surplus, the same amount that a holder of common stock would receive if the Series 5 Preferred Stock were fully converted (disregarding for such purpose any conversion limitations under the certificate of designation) to common stock, which amounts will be paid pari passu with all holders of common stock.

Redemption Rights. We are not obligated to redeem or repurchase any shares of Series 5 Preferred Stock. Shares of Series 5 Preferred Stock are not otherwise entitled to any redemption rights, or mandatory sinking fund or analogous provisions.

Series 9 Preferred Stock

On March 12, 2024, the Company filed the Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock (as amended, the “Certificate of Designation”), with the Secretary of State of Nevada, designating 20,000 shares of preferred stock, par value $0.001 of the Company, as Series 9 Preferred Stock, which was amended by the Certificate of Amendment to Designations of Preferences and Rights of Series 9 Preferred Stock filed by the Company with the Secretary of State of Nevada on April 30, 2024. Each share of Series 9 Preferred Stock has a stated face value of $1,050.00 (“Stated Value”). The Series 9 Preferred Stock is not convertible into shares of common stock of the Company. As of May 31, 2024, there were 9,052 shares of Series 9 Preferred Stock outstanding.

Each share of Series 9 Preferred Stock will accrue a rate of return on the Stated Value in the amount of 10% per year, compounded annually to the extent not paid, and pro rata for any fractional year periods (the “Preferred Return”). The Preferred Return will accrue on each share of Series 9 Preferred Stock from the date of issuance and will be payable on a quarterly basis, either in cash or through the issuance of an additional number of shares of Series 9 Preferred Stock equal to (i) the Preferred Return then accrued and unpaid, divided by (ii) the Stated Value, at the Company’s discretion.

Commencing on the one-year anniversary of the respective issuance date of each share of Series 9 Preferred Stock, each such share of Series 9 Preferred Stock will accrue an automatic quarterly dividend, based on three quarters of 91 days each and the last quarter of 92 days (or 93 days for leap years), which will be calculated on the Stated Value of such share of Series 9 Preferred Stock, and which will be payable in additional shares of Series 9 Preferred Stock, based on the Stated Value, or in cash as set forth in the Certificate of Designation (each, as applicable, the “Quarterly Dividend”). For the period beginning on the one-year anniversary of the issuance date of a share of Series 9 Preferred Stock to the two-year anniversary of the issuance date of each share of Series 9 Preferred Stock, the Quarterly Dividend will be 2% per quarter in respect of such share, and for all periods following the two-year anniversary of the issuance date of each share of Series 9 Preferred Stock, the Quarterly Dividend will be 3% per quarter in respect of such share.

If at any time while any share of Series 9 Preferred Stock is outstanding, the Company undergoes or enters into a Fundamental Transaction (as defined in the Certificate of Designation), the Company will cause any successor entity in any such Fundamental Transaction in which the Company is not the surviving company, to assume in writing all of the obligations of the Company under the Certificate of Designation. Subject to the terms and conditions in the Certificate of Designation, the Company may, at any time, elect to redeem all, but not less than all, of the shares of Series 9 Preferred Stock issued and outstanding from all of the Series 9 Preferred Stock holders by paying an amount in cash (or, if accepted by the Series 9 Preferred Stock holder, securities or other property of the Company) equal to the Series 9 Preferred Liquidation Amount (as defined in the Certificate of Designation) applicable to such shares of Series 9 Preferred Stock being redeemed. The Series 9 Preferred Liquidation Amount per share is determined as the Stated Value per share plus any accrued but unpaid Preferred Return, and any accrued and unpaid Quarterly Dividend at that time.

The Series 9 Preferred Stock confers no voting rights on its holders, except with respect to matters that materially and adversely affect the rights or preferences of the Series 9 Preferred Stock or such matters specified in the Certificate of Designation that require the consent of holders of at least a majority of the outstanding shares of Series 9 Preferred Stock.

The Certificate of Designation contains certain obligations of the Company, such that until such time as no shares of Series 9 Preferred Stock remain outstanding, the Company and its subsidiaries are required to comply with certain covenants with respect to Fundamental Transactions, the Company’s status as a publicly-traded company and an SEC reporting company, and other matters set forth in the Certificate of Designation, unless otherwise consented to by holders of at least a majority of the outstanding Series 9 Preferred Stock.

Outstanding Warrants

As of May 31, 2024, there were warrants outstanding to purchase up to a total of 780,529 shares of our common stock, which expire between 2024 and 2029. Each of these warrants entitles the holder to purchase one share of common stock at current prices ranging from $0.12 to $93,656.25 per share.

December 2023 Warrants

On December 19, 2023, pursuant to the terms of warrant inducement letter agreements, each dated December 15, 2023 (the “Inducement Agreements”), by and between us and certain holders (the “Holders”) of then outstanding warrants previously issued by us (the “Existing Warrants”), in consideration for the Holders exercising an aggregate of 491,314 Existing Warrants, we reduced the exercise price of the Existing Warrants and issued the Holders new unregistered warrants (the “December 2023 Warrants”) to purchase up to a number of shares (the “December 2023 Warrant Shares”) of common stock equal to 100% of the number of shares of common stock issued upon exercise of the Existing Warrants. The December 2023 Warrants expire five years from their issuance date. The exercise of the December 2023 Warrants was subject to stockholder approval in accordance with the rules and regulations of the Nasdaq Stock Market, which we obtained at a special meeting of our stockholders held on December 8, 2023 via stockholders’ approval of future issuances of shares of common stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d)). As of May 31, 2024, there were outstanding December 2023 Warrants to purchase up to 491,314 shares of common stock at an exercise price of $5.13 per share.

The December 2023 Warrants contain standard adjustments to the exercise price including for stock splits and reclassifications. The December 2023 Warrants include certain rights upon “fundamental transactions” as described in the December 2023 Warrants. The December 2023 Warrants also include cashless exercise rights to the extent the shares of common stock underlying the December 2023 Warrants are not registered under the Securities Act.

Additionally, under the Inducement Agreements, we agreed to, as soon as practicable (and in any event, on or prior to March 31, 2024), to the extent there is not a registration statement covering the resale of the December 2023 Warrant Shares that is effective under the Securities Act, file a registration statement on Form S-3 (or other appropriate form if we are not then S-3 eligible) providing for the resale by the Holders of the December 2023 Warrant Shares issuable upon exercise of the December 2023 Warrants; to use commercially reasonable efforts to cause such registration statement to become effective no later than the later of (i) 30 days following the filing thereof and (ii) 120 days following the date of the Inducement Agreements; and to keep such registration statement effective at all times until no Holders owns any December 2023 Warrants. In addition to the foregoing, to the extent there is not a registration statement covering the resale of the December 2023 Warrant Shares that is effective under the Securities Act, if at any time following the date of the Inducement Agreements we propose for any reason to register any shares of common stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form) or a shelf registration statement on Form S-3) with respect to an offering of common stock by us for our own account or for the account of any of our stockholders, we agreed, at each such time, to promptly give written notice to the holders of the December 2023 Warrants of our intention to do so and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration statement the resale of all December 2023 Warrant Shares with respect to which we have received written requests for inclusion therein; provided, however, that such piggyback registration rights expire one year after the issuance of the December 2023 Warrants.

Under the terms of the December 2023 Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of common stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of common stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act) would exceed either 4.99% or 9.99%, at such holder’s election, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to us subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

October 2022 Warrants

On October 18, 2022, we entered into a securities purchase agreement with an institutional investor named therein, pursuant to which, among other things, we issued warrants to purchase up to 38,462 shares of our common stock (the “October 2022 Warrants”), all of which are outstanding as of May 31, 2024. The October 2022 Warrants have an exercise price of $585.00 per share. Each October 2022 Warrant is exercisable for one share of common stock and expires five years from the issuance date. The exercise price and number of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock.

Exercisability. The October 2022 Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s October 2022 Warrants to the extent that the holder would own more than 4.99% of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s October 2022 Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the October 2022 Warrants, provided that any increase in such limitation will not be effective until 61 days following notice to us.

Cashless Exercise. If, at the time a holder exercises its October 2022 Warrants, a registration statement registering the issuance of the shares of common stock underlying the October 2022 Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the October 2022 Warrants.

Transferability. An October 2022 Warrant may be transferred at the option of the holder upon surrender of the October 2022 Warrant to us together with the appropriate instruments of transfer.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the October 2022 Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for any of the October 2022 Warrants, and we do not expect a market to develop. We have not applied for a listing for any of the October 2022 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the October 2022 Warrants is limited.

Rights as a Stockholder. Except as otherwise provided in the October 2022 Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of October 2022 Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such October 2022 Warrant holders exercise their October 2022 Warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the October 2022 Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person whereby the stockholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the October 2022 Warrants will be entitled to receive upon exercise of the October 2022 Warrants prior to the occurrence of the fundamental transaction, the kind and amount of securities, cash or other property receivable by a holder of the corresponding amount of shares of common stock for which the warrant is being exercised immediately prior to such fundamental transaction.

Waivers and Amendments. No term of the October 2022 Warrants may be amended or waived without the written consent of the holders of a majority of the then outstanding October 2022 Warrants (based on the number of warrant shares then underlying such October 2022 Warrants), provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) will also be required.

August 2019 Series A Warrants

In connection with an underwriting agreement dated August 12, 2019, we issued Series A warrants to purchase shares of common stock. As of May 31, 2024, there were outstanding Series A warrants to purchase up to 15 shares of common stock at an exercise price of $93,656.25 per share.

Exercisability. The Series A warrants are exercisable at any time after their original issuance and expire on the fifth anniversary of the original issuance date. The Series A warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Series A warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. A holder will not have the right to exercise any portion of the Series A warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, up to 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series A warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Cashless Exercise. If, at the time a holder exercises its Series A warrants, a registration statement registering the issuance of the shares of common stock underlying the Series A warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series A warrants. In addition, the Series A warrants also provide that, beginning on the earlier of the date that is 30 days after the public announcement of the pricing of these warrants’ offering or the date on which a total of more than 60,000,000 shares of our common stock (subject to adjustment for stock dividends, distributions, subdivisions, combinations or reclassifications) have traded since the public announcement of the pricing of such offering, the Series A warrants may be exercised at the option of the holder on a cashless basis, in whole or in part for all of the shares that would be received upon cash exercise, if on the date of exercise, the volume weighted average price of our common stock is lower than three times the then applicable exercise price per share.

Transferability. Subject to applicable laws, the Series A warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a Series A warrant. In lieu of fractional shares, we will pay the holder, at our election, either an amount of cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exchange Listing. There is no established trading market for the Series A warrants and we do not expect a market to develop. We have not applied for the listing of the Series A warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Series A warrants is limited.

Fundamental Transactions. If we effect a fundamental transaction, then upon any subsequent exercise of the Series A warrants, the holder thereof will have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if we are the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which the Series A warrants are exercisable immediately prior to such fundamental transaction. A fundamental transaction means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another entity; (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another party) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock; (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property; or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another party whereby such other party or group acquires more than 50% of the outstanding shares of common stock (not including any shares of common stock held by the other party making or party to, or associated or affiliated with the other parties making or party to, such stock or share purchase agreement or other business combination). Any successor to us or surviving entity will assume the obligations under the Series A warrants and will, at the option of the holder, deliver to the holder in exchange for the Series A warrant a security of the successor entity which is exercisable for a corresponding number of shares of capital stock of such successor entity equivalent to the shares of common stock acquirable and receivable upon exercise of the Series A warrant prior to such fundamental transaction, and with an exercise price which applies the exercise price under the Series A warrant to such shares of capital stock (but taking into account the relative value of the shares of common stock pursuant to such fundamental transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Series A warrant immediately prior to the consummation of such fundamental transaction). In addition, as further described in the Series A warrants, in the event of any fundamental transaction, the holders of the Series A warrants will have the right to require us to purchase the Series A warrants for an amount in cash equal to the value of the Series A warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable fundamental transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable fundamental transaction (determined utilizing a 365 day annualization factor), (C) the underlying price per share used in such calculation will be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction and (ii) the highest VWAP (as defined in the Series A warrant) during the period beginning on the trading day immediately preceding the announcement of the applicable fundamental transaction and ending on the trading day immediately preceding the consummation of the applicable fundamental transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable fundamental transaction and the termination date and (E) a zero cost of borrow (“Black Scholes Value”), provided, however, if the fundamental transaction is not within our control, including not approved by our board of directors, the holders will only be entitled to receive from the Company or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value) of the unexercised portion of the Series A warrant, that is being offered and paid to the holders of common stock of the Company in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Series A warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Series A warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Series A warrant.

Waivers and Amendments. No term of the Series A warrants may be amended or waived without the written consent of the holders of at least two-thirds of the then outstanding Series A warrant (based on the number of warrant shares then underlying such Series A warrants), provided that if any amendment, modification or waiver disproportionately and adversely impacts a holder (or group of holders), the consent of such disproportionately impacted holder (or group of holders) will also be required.

Assumed Warrants

The following is a brief summary of the material terms of outstanding warrants originally issued by Legacy XTI and assumed by us in connection with the closing of the XTI Merger on March 12, 2024. The exercise prices of such assumed warrants and the number of shares of our common stock issuable upon exercise thereof reflect the application of the XTI Merger exchange ratio pursuant to the terms of the XTI Merger Agreement.

Legacy XTI 2023 Warrants

In May 2023 and July 2023, Legacy XTI issued investors warrants to purchase shares of Legacy XTI common stock (the “Legacy XTI 2023 Warrants”). Notwithstanding the terms of the XTI Merger Agreement, the board of directors of Legacy XTI determined to adjust the exercise price of Legacy XTI 2023 Warrants held by an employee to $5.29, effective as of the closing of the XTI Merger, as bonus consideration in exchange for such employee’s services to Legacy XTI in connection with the XTI Merger. As of May 31, 2024, there were outstanding (i) Legacy XTI 2023 Warrants to purchase up to 2,231 shares of our common stock at an exercise price of $16.81 per share and (ii) Legacy XTI 2023 Warrants to purchase up to 7,764 shares of our common stock at an exercise price of $5.29 per share.

The Legacy XTI 2023 Warrants were immediately exercisable and expire on the five-year anniversary of the initial exercise date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if there is a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, a holder of a Legacy XTI 2023 Warrant will be entitled to receive upon exercise of such Legacy XTI 2023 Warrant, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, that the holder would have received had such Legacy XTI 2023 Warrant been exercised in full immediately before such merger, consolidation or sale.

The Legacy XTI 2023 Warrants are nontransferable except with our consent.

No fractional shares of common stock will be issued in connection with the exercise of a Legacy XTI 2023 Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The Legacy XTI 2023 Warrants prohibit the holders thereof from selling or otherwise transferring or disposing any Company securities (other than those securities included in the registration) during a period of up to 180 days following the effective date of the registration statement for a Company underwritten public offering or such shorter period to which the Company or any officer, director or shareholder of the Company, is subject under the terms and conditions of such underwritten public offering. The Legacy XTI 2023 Warrants further provide that the holders thereof agree to execute a market standoff agreement with the underwriters of such public offering in customary form consistent with the foregoing provisions.

Counterparty A Warrant

On February 2, 2022, Legacy XTI entered into a conditional aircraft purchase contract (the “Aircraft Purchase Agreement”) with a regional airline customer (“Counterparty A”) relating to the purchase of 100 TriFan 600 aircraft and in connection therewith, Legacy XTI issued Counterparty A a warrant to purchase shares of Legacy XTI common stock, which was amended as of April 3, 2022 and March 11, 2024 (as so amended, the “Counterparty A Warrant”). The Counterparty A Warrant contains conditional vesting criteria. One-third of the shares represented by the Counterparty A Warrant vested upon the execution and delivery of the Aircraft Purchase Agreement, one-sixth of the shares vested on March 11, 2024, and one-third of the shares will vest upon the acceptance of delivery and final purchase of the first TriFan 600 aircraft by Counterparty A pursuant to the Aircraft Purchase Agreement. One-sixth of unvested shares lapsed on March 12, 2024. The Counterparty A Warrant requires the parties to agree on an initial strategic public and industry announcement within 90 days of March 11, 2024 or such other time as the parties may mutually agree. The Counterparty A Warrant will expire on the earlier of (i) a liquidation event as defined therein and (ii) 5:00 p.m. Pacific time on February 2, 2029. As of May 31, 2024, there were 189,156 shares of our common stock underlying the Counterparty A Warrant at an exercise price of $0.12 per share.

The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if there is a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, the holder of the Counterparty A Warrant will be entitled to receive upon exercise of the Counterparty A Warrant, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, that the holder would have received had the Counterparty A Warrant been exercised in full immediately before such merger, consolidation or sale.

The holder may exercise the Counterparty A Warrant through a cashless exercise, in whole or in part, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Counterparty A Warrant. In addition, any portion of the Counterparty A Warrant that remains exercisable but unexercised will be exercised automatically on a cashless basis to the extent exercisable, upon the expiration date.

The Counterparty A Warrant is nontransferable except with our consent.

No fractional shares of common stock will be issued in connection with the exercise of the Counterparty A Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Financing Warrants

From October 2017 to January 2019, Legacy XTI issued investors warrants to purchase shares of Legacy XTI common stock (the “Financing Warrants”) in connection with certain debt financings. As of May 31, 2024, there were outstanding (i) Financing Warrants to purchase up to 10,799 shares of our common stock at an exercise price of $11.21 per share and (ii) Financing Warrants to purchase up to 9,996 shares of our common stock at an exercise price of $16.81 per share.

The Financing Warrants were immediately exercisable and expire on the ten-year anniversary of the initial exercise date. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, in case of any reclassification, capital reorganization, or change in the capital stock (including because of a change of control) of the Company (other than as a result of a subdivision, combination, or stock dividend), a holder of a Financing Warrant will have the right at any time before the expiration of such Financing Warrant to purchase, at a total price equal to that payable upon the exercise of the Financing Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of common stock as were purchasable by the holder immediately before such reclassification, reorganization, or change.

The Financing Warrants may be transferred at the option of the holder upon surrender of such warrants to us together with the appropriate instruments of transfer.

No fractional shares of common stock will be issued in connection with the exercise of a Financing Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Replacement Warrants

In December 2022, Legacy XTI issued warrants to purchase shares of Legacy XTI common stock (the “Replacement Warrants”) to certain transferees of a former service provider to whom Legacy XTI had previously granted a 10-year warrant to purchase shares of Legacy XTI common stock. As of May 31, 2024, there were outstanding Replacement Provider Warrants to purchase up to 30,792 shares of our common stock at an exercise price of $0.12 per share.

The Replacement Warrants were immediately exercisable upon issuance to the transferees and expire in May 2028. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, if the Company consolidates or merges with or into another person or entity, or sells all or substantially all of its assets or stock or enters into any other similar transaction, liquidation, recapitalization or reorganization (any such action, a “Reorganization”), a holder of a Replacement Warrant will be entitled to receive, upon exercise of such Replacement Warrant, the number of shares of stock or other securities or property to which a holder of the number of shares of common stock that would otherwise have been deliverable upon exercise of such warrant would have been entitled upon such Reorganization if such Replacement Warrant had been exercised in full immediately prior to such Reorganization.

A holder may exercise the Replacement Warrants through a cashless exercise, in whole or in part, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Replacement Warrants.

The Replacement Warrants may be transferred at the option of the holder upon surrender of such warrants to us together with the appropriate instruments of transfer.

The holders of the Replacement Warrants have certain information rights. The Replacement Warrants provide that we will, at all reasonable times during our normal business hours and upon reasonable notice, permit any authorized representative designated by a holder of a Replacement Warrant to visit and inspect any of our properties, including, without limitation, our books and records (and to make copies and extracts therefrom), and to discuss our affairs, finances and accounts with our officers, for the purposes of monitoring such holder’s investment in Legacy XTI, subject to the confidentiality provisions of that certain letter agreement, dated May 4, 2018, by and between Legacy XTI and the former service provider. In addition, we will provide the holder with such quarterly and annual financial statements and reports as it makes available to the holders of our Preferred Stock whenever such materials are provided to such holders.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and capitalization, each as of March 31, 2024:

●	on an actual basis as of March 31, 2024;

●	on a pro forma basis to give effect to (i) the issuance of 1,256,004 shares of common stock in exchange for the return and cancellation of an aggregate of 2,250 shares of Series 9 Preferred Stock with an aggregate fair market value of approximately $2.3 million as of the date hereof, (ii) the sale and issuance of a secured promissory note in an initial principal amount of approximately $1.3 million with an original issue discount of $0.3 million and $0.02 million that the Company agreed to pay for transaction costs to the buyer in exchange for an aggregate purchase price of $1.0 million and (iii) the sale and issuance of a secured promissory note in an initial principal amount of approximately $1.3 million with an original issue discount of $0.3 million in exchange for an aggregate purchase price of $1.0 million; and

●	on a pro forma as adjusted basis to give effect to the issuance and sale of common stock covered by this prospectus supplement. This calculation assumes the issuance and sale of 7,231,638 shares of common stock using an assumed price of $0.885 per share, which is the closing price of our common stock on the Nasdaq Capital Market on May 24, 2024, resulting in assumed net proceeds of approximately $6.1 million, after deducting commissions and estimated offering expenses of approximately $0.3 million. The actual number of shares issued, and the price at which they will be issued, may differ depending on the timing of the sales.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table together with the section of this prospectus titled “Use of Proceeds,” as well as our consolidated financial statements and the related notes and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, each of which is incorporated by reference herein.

	As of March 31, 2024 (in thousands, except number of shares and par value data)
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$1,801	3,801	$9,874
Total liabilities	17,117	19,132	19,132
Stockholders’ Equity:
Preferred stock - $0.001 par value; 5,000,000 shares authorized
Series 4 Convertible Preferred Stock - 10,415 shares authorized; 1, 1 and 1 issued and outstanding, actual, pro forma and pro forma as adjusted	—	—	—
Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126, 126 and 126 issued and outstanding, actual, pro forma and pro forma as adjusted	—	—	—
Series 9 Preferred Stock - 20,000 shares authorized; 11,302, 9,052 and 9,052 issued and outstanding, actual, pro forma and pro forma as adjusted	11,302	9,052	9,052
Common Stock - $0.001 par value; 500,000,000 shares authorized; 9,919,411, 10,875,690 and 18,407,053 outstanding, actual, pro forma and pro forma as adjusted	10	11	18
Additional paid-in capital	63,080	65,329	71,395
Accumulated other comprehensive income	(166)	(166)	(166)
Accumulated deficit	(60,561)	(60,576)	(60,576)
Total Stockholders’ Equity	13,665	13,650	19,723

The foregoing table is based on 9,919,411 shares of our common stock outstanding as of March 31, 2024, and, excludes, as of that date, the following:

●	1,060,033 shares of common stock issuable upon the exercise of outstanding stock options under the Legacy XTI 2017 Employee and Consultant Stock Ownership Plan, having a weighted average exercise price of $18.59 per share;

●	968 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $5,399.91 per share;

●	62,162,899 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	15 shares of common stock issuable upon the exercise of warrants at an exercise price of $93,656.25 per share;

●	38,462 shares of common stock issuable upon the exercise of warrants at an exercise price of $585.00 per share;

●	17,757 shares of common stock issuable upon the exercise of warrants at an exercise price of $16.81 per share;

●	30,362 shares of common stock issuable upon the exercise of warrants at an exercise price of $11.21 per share;

●	7,764 shares of common stock issuable upon the exercise of warrants at an exercise price of $5.29 per share;

●	491,314 shares of common stock issuable upon the exercise of warrants at an exercise price of $5.13 per share;

●	918,690 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.32 per share;

●	230,212 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.12 per share;

●	48,636 shares of common stock issuable upon the conversion of outstanding convertible notes in the aggregate remaining principal and interest amount of $568,317;

●	623 shares of common stock issuable upon the exercise of outstanding stock options not under the Legacy XTI 2017 Employee and Consultant Stock Ownership Plan or our 2018 Employee Stock Incentive Plan, having an exercise price of $16.81 per share;

●	1 share of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $1,674,000 per share;

●	1 share of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $1,123,875 per share; and

●	any additional shares of common stock issued after March 31, 2024, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

DILUTION

Investors purchasing our common stock in this offering will experience immediate dilution in the net tangible book value of their shares of common stock. Our net tangible book value as of March 31, 2024 was approximately ($4.9 million), or ($0.49) per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after giving effect to this offering.

After giving effect to the issuance of 1,256,004 shares of our common stock that were issued subsequent to March 31, 2024 through the date hereof in exchange for the return and cancellation of an aggregate of 2,250 shares of Series 9 Preferred Stock with an aggregate fair market value of approximately $2.3 million as of May 31, 2024 (the “Preferred Stock Exchanges”) as well as the sale and issuance of two secured promissory notes in the aggregate initial principal amount of approximately $2.6 million, our as adjusted net tangible book value as of March 31, 2024 would have been approximately ($4.9 million), or ($0.44) per share.

After giving further effect to the sale by us of shares of our common stock in the aggregate amount of approximately $6.4 million in this offering at an assumed offering price of $0.885 per share, the closing price of our common stock on the Nasdaq Capital Market on May 24, 2024, and after deducting commissions and estimated offering expenses of $0.3 million payable by us, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $1.2 million, or $0.07 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.51 per share to existing stockholders and results in immediate dilution in net tangible book value to investors purchasing our securities in this offering. The following table illustrates this calculation on a per share basis:

Assumed public offering price per share for this offering		$0.885
Historical net tangible book value per share as of March 31, 2024	$(0.49)
Pro forma increase per share attributable to the Preferred Stock Exchanges	$0.05
Pro forma net tangible book value per share after the Preferred Stock Exchanges	$(0.44)
Increase in pro forma as adjusted net tangible book value per share after this offering	$0.51
Pro forma as adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		$0.07
Dilution per share to new investors		$(0.815)

The foregoing table does not take into account dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per share exercise price less than the assumed public offering price in this offering or shares of common stock issued after March 31, 2024.

The foregoing table is based on 9,919,411 shares of our common stock outstanding as of March 31, 2024, and, excludes, as of that date, the following:

●	1,060,033 shares of common stock issuable upon the exercise of outstanding stock options under the Legacy XTI 2017 Employee and Consultant Stock Ownership Plan, having a weighted average exercise price of $18.59 per share;

●	968 shares of common stock issuable upon the exercise of outstanding stock options under our 2018 Employee Stock Incentive Plan, having a weighted average exercise price of $5,399.91 per share;

●	62,162,899 shares of common stock available for future issuance under our 2018 Employee Stock Incentive Plan and any other additional shares of our common stock that may become available under our 2018 Employee Stock Incentive Plan;

●	15 shares of common stock issuable upon the exercise of warrants at an exercise price of $93,656.25 per share;

●	38,462 shares of common stock issuable upon the exercise of warrants at an exercise price of $585.00 per share;

●	17,757 shares of common stock issuable upon the exercise of warrants at an exercise price of $16.81 per share;

●	30,362 shares of common stock issuable upon the exercise of warrants at an exercise price of $11.21 per share;

●	7,764 shares of common stock issuable upon the exercise of warrants at an exercise price of $5.29 per share;

●	491,314 shares of common stock issuable upon the exercise of warrants at an exercise price of $5.13 per share;

●	918,690 shares of common stock issuable upon the exercise of warrants at an exercise price of $7.32 per share;

●	230,212 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.12 per share;

●	48,636 shares of common stock issuable upon the conversion of outstanding convertible notes in the aggregate remaining principal and interest amount of $568,317;

●	623 shares of common stock issuable upon the exercise of outstanding stock options not under the Legacy XTI 2017 Employee and Consultant Stock Ownership Plan or our 2018 Employee Stock Incentive Plan, having an exercise price of $16.81 per share;

●	1 share of common stock issuable upon the conversion of 1 outstanding share of Series 4 Convertible Preferred Stock, at a conversion price of $1,674,000 per share;

●	1 share of common stock issuable upon conversion of 126 outstanding shares of Series 5 Convertible Preferred Stock, at a conversion price of $1,123,875 per share; and

●	any additional shares of common stock issued after March 31, 2024, including upon conversion or exercise of securities convertible or exercisable for shares of common stock.

To the extent that the outstanding options or warrants are exercised or preferred stock converted, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We entered into an equity distribution agreement with Maxim on July 22, 2022 (the “Original Agreement”), as amended by Amendment No. 1 to the Equity Distribution Agreement dated June 13, 2023 (“Amendment No. 1”), Amendment No. 2 to the Equity Distribution Agreement dated December 29, 2023 (“Amendment No. 2”), Amendment No. 3 to the Equity Distribution Agreement dated May 28, 2024 (“Amendment No. 3”) and Amendment No. 4 to the Equity Distribution Agreement dated May 31, 2024 (“Amendment No. 4”), which we collectively refer to as the Equity Distribution Agreement. In accordance with the Equity Distribution Agreement, Maxim has agreed to act as exclusive sales agent in connection with this offering of our common stock having an aggregate offering price of up to approximately $33,800,000 pursuant to this prospectus supplement and the accompanying base prospectus. Maxim is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby. As of May 31, 2024, we have sold 703,756 shares of our common stock with an aggregate offering price of approximately $27,400,000, leaving an aggregate offering price of up to approximately $6,400,000 remaining under the Equity Distribution Agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Equity Distribution Agreement, Maxim may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim in cash, upon each sale of shares of our common stock pursuant to the Equity Distribution Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for certain specified expenses, including the fees and disbursements of its legal counsel up to $100,000 ($50,000 of which legal fees have been paid), provided, however that any costs and out-of-pocket expenses (excluding fees and expenses of legal counsel) in amount equal to or in excess of $5,000 individually and in the aggregate shall require our advance written consent. In addition to such fees, at the end of each quarter in which the offering is open and during which sales of our common stock have occurred, we have agreed to pay Maxim’s legal counsel an additional legal fee equal to $5,000.

Settlement for sales of shares of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The offering of shares of our common stock pursuant to the Equity Distribution Agreement will terminate upon the earliest of (i) December 31, 2024, (ii) the sale of all common stock provided for in this prospectus supplement, and (iii) the termination of the Equity Distribution Agreement by the provision of fifteen (15) days prior written notice by either party or otherwise pursuant to the terms of the Equity Distribution Agreement.

Maxim and its affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving shares of our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Equity Distribution Agreement. A copy of the Original Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on July 22, 2022. A copy of Amendment No. 1 is included as an exhibit to our Current Report on Form 8-K filed with the SEC on June 13, 2023. A copy of Amendment No. 2 is included as an exhibit to our Current Report on Form 8-K filed with the SEC on January 3, 2024. A copy of Amendment No. 3 is included as an exhibit to our Current Report on Form 8-K filed with the SEC on May 29, 2024. A copy of Amendment No. 4 is included as an exhibit to our Current Report on Form 8-K filed with the SEC on May 31, 2024. The Original Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 are or will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Our common stock is traded on the Nasdaq Capital Market under the symbol “XTIA.”

Other than in the United States, no action has or will be been taken by us or Maxim that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP, New York, New York. Maxim is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in their report, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, which is incorporated by reference in this prospectus supplement and elsewhere in this registration statement. Marcum LLP has audited the consolidated financial statements of XTI Aircraft Company as of December 31, 2023 and 2022 and for the two years ended December 31, 2023, included in our Current Report on Form 8-K/A filed with the SEC on May 28, 2024, as set forth in their report, which contains an explanatory paragraph regarding of XTI Aircraft Company’s ability to continue as a going concern, which is incorporated by reference in this prospectus supplement and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance upon the reports of Marcum LLP, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus supplement. This prospectus supplement, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement, please see the registration statement and the exhibits filed with the registration statement. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the website of the SEC referred to above. We maintain a website at http://www.xtiaerospace.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 16, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, as filed with the SEC on May 20, 2024;

●	with the exception of the portions of the following filings that are furnished rather than filed, our Current Reports on Form 8-K, as filed with the SEC on January 3, 2024, February 5, 2024, February 23, 2024, March 15, 2024, April 4, 2024, May 1, 2024, May 10, 2024, May 15, 2024, May 29, 2024 and May 31, 2024 and on Form 8-K/A, as filed with the SEC on February 27, 2024 and May 28, 2024; and

●	the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on April 7, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all filed information contained in reports and documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and before the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

XTI Aerospace, Inc.

Attn: Secretary

8123 InterPort Blvd., Suite C

Englewood, CO 80112

(800) 680-7412

In addition, you may obtain a copy of these filings from the SEC as described in the section entitled “Where You Can Find More Information.”

Up to $6,400,000

PROSPECTUS SUPPLEMENT

MAXIM GROUP LLC

            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by the Company in connection with the distribution of its securities being registered in this registration statement.

SEC registration fee		$28,815.68	**
FINRA filing fee	$	*
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Trustee fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

*	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

**	Excludes the registration fee previously paid in connection with unsold securities pursuant to Rule 415(a)(6).

Item 15. Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

(1) Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (c) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3) The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article X of our Bylaws, as amended, provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Company or is or was serving at the request of the Company or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise shall be indemnified and held harmless to the fullest extent permissible by the Nevada Revised Statutes from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, except any expense or payments incurred in connection with any claim or liability established to have arisen out of his own willful misconduct or gross negligence.

Item 16. Exhibits.

Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Equity Distribution Agreement, dated as of July 22, 2022, between Inpixon and Maxim Group LLC.	8-K	001-36404	10.1	July 22, 2022
1.2	Amendment No. 1 to Equity Distribution Agreement, dated as of June 13, 2023, by and between Inpixon and Maxim Group LLC.	8-K	001-36404	10.1	June 13, 2023
1.3	Amendment No. 2 to Equity Distribution Agreement, dated as of December 29, 2023, by and between Inpixon and Maxim Group LLC.	8-K	001-36404	10.1	January 3, 2024
1.4	Amendment No. 3 to Equity Distribution Agreement, dated as of May 28, 2024, by and between XTI Aerospace, Inc. and Maxim Group LLC.	8-K	001-36404	10.1	May 29, 2024
1.5	Amendment No. 4 to Equity Distribution Agreement, dated as of May 31, 2024, by and between XTI Aerospace, Inc. and Maxim Group LLC.	8-K	001-36404	10.1	May 31, 2024
2.1†	Agreement and Plan of Merger, dated July 24, 2023, among Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company.	8-K	001-36404	2.1	July 25, 2023
2.2	First Amendment to Merger Agreement, dated December 30, 2023, by and between Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company.	10-K	001-36404	2.26	April 16, 2024
2.3†	Second Amendment to Merger Agreement, dated March 12, 2024, by and between Inpixon, Superfly Merger Sub Inc. and XTI Aircraft Company.	8-K	001-36404	10.1	March 15, 2024
2.4†	Separation Agreement, dated as of October 23, 2023, by and between Inpixon and Grafiti Holding Inc.	8-K	001-36404	2.1	October 23, 2023
2.5†	Business Combination Agreement, dated as of October 23, 2023, by and among Inpixon, Grafiti Holding Inc., 1444842 B.C. Ltd. and Damon Motors Inc.	8-K	001-36404	2.2	October 23, 2023
2.6†	Equity Purchase Agreement, dated as of February 16, 2024, by and among Inpixon, Grafiti LLC and Grafiti Group LLC.	8-K	001-36404	2.1	February 23, 2024

3.1	Restated Articles of Incorporation.	S-1	333-190574	3.1	August 12, 2013
3.2	Certificate of Amendment to Articles of Incorporation (Increase Authorized Shares).	S-1	333-218173	3.2	May 22, 2017
3.3	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	April 10, 2014
3.4	Articles of Merger (Renamed Sysorex Global).	8-K	001-36404	3.1	December 18, 2015
3.5	Articles of Merger (Renamed Inpixon).	8-K	001-36404	3.1	March 1, 2017
3.6	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.2	March 1, 2017
3.7	Certificate of Amendment to Articles of Incorporation (Increase Authorized Shares).	8-K	001-36404	3.1	February 5, 2018
3.8	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	February 6, 2018
3.9	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	November 1, 2018
3.10	Certificate of Amendment to Articles of Incorporation (Reverse Split).	8-K	001-36404	3.1	January 7, 2020
3.11	Certificate of Amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock from 250,000,000 to 2,000,000,000 filed with the Secretary of State of the State of Nevada on November 18, 2021	8-K	001-36404	3.1	November 19, 2021
3.12	Certificate of Change filed with the Secretary of State of the State of Nevada on October 4, 2022 (effective as of October 7, 2022).	8-K	001-36404	3.1	October 6, 2022
3.13	Certificate of Amendment to the Articles of Incorporation increasing the number of authorized shares of Common Stock from 26,666,667 to 500,000,000 filed with the Secretary of State of the State of Nevada on November 29, 2022.	8-K	001-36404	3.1	December 2, 2022
3.14	Form of Certificate of Designation of Preferences, Rights and Limitations of Series 4 Convertible Preferred Stock.	8-K	001-36404	3.1	April 24, 2018
3.15	Certificate of Designation of Series 5 Convertible Preferred Stock, dated as of January 14, 2019.	8-K	001-36404	3.1	January 15, 2019
3.16	Certificate of Designations of Preferences and Rights of Series 9 Preferred Stock.	8-K	001-36404	3.1	March 15, 2024
3.17	Certificate of Amendment (Reverse Stock Split).	8-K	001-36404	3.2	March 15, 2024
3.18	Certificate of Amendment (Name Change).	8-K	001-36404	3.3	March 15, 2024
3.19	Bylaws, as amended.	S-1	333-190574	3.2	August 12, 2013
3.20	Bylaws Amendment.	8-K	001-36404	3.2	September 13, 2021
3.21	By-Laws Amendment No. 3.	8-K	001-36404	3.1	September 19, 2023
3.22	By-Laws Amendment No. 4.	8-K	001-36404	3.2	September 19, 2023
3.23	Bylaws Amendment.	8-K	001-36404	3.4	March 15, 2024

4.1	Specimen Stock Certificate of the Company.	S-1	333-190574	4.1	August 12, 2013
4.2	Form of Series A warrants.	8-K	001-36404	4.2	August 14, 2019
4.3	Form of Purchase Warrants.	8-K	001-36404	4.1	October 20, 2022
4.4	Form of New Warrant.	8-K	001-36404	4.1	December 15, 2023
4.5	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.27	April 16, 2024
4.6	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.28	April 16, 2024
4.7#	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.29	April 16, 2024
4.8	Form of Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.30	April 16, 2024
4.9#	Form of Amendment No. 2 to Warrant initially issued by XTI Aircraft Company and assumed by the Registrant.	10-K	001-36404	4.31	April 16, 2024
4.10*	Form of Warrant and Warrant Agreement for Common Stock
4.11*	Form of Warrant and Warrant Agreement for Preferred Stock
4.12*	Form of Certificate of Designations, Rights and Preferences of Preferred Stock
4.13*	Form of Unit Agreement
4.14*	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)
5.1	Opinion of Mitchell Silberberg & Knupp LLP.					X
23.1	Consent of Marcum LLP (XTI Aerospace, Inc.).					X
23.2	Consent of Marcum LLP (XTI Aircraft Company).					X
23.3	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page).					X
107	Filing Fee Table.					X

†	Exhibits, schedules and similar attachments have been omitted pursuant to Item 601 of Regulation S-K and the registrant undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC.
#	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.
*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 31, 2024.

XTI AEROSPACE, INC.

By:	/s/ Scott Pomeroy
Scott Pomeroy
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Scott Pomeroy and Brooke Turk, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Scott Pomeroy	Chief Executive Officer, Chairman and Director	May 31, 2024
Scott Pomeroy	(Principal Executive Officer)

/s/ Brooke Turk	Chief Financial Officer	May 31, 2024
Brooke Turk	(Principal Financial and Accounting Officer)

/s/ Tensie Axton	Director	May 31, 2024
Tensie Axton

/s/ David Brody	Director	May 31, 2024
David Brody

/s/ Soumya Das	Director	May 31, 2024
Soumya Das

/s/ Kareem Irfan	Director	May 31, 2024
Kareem Irfan